Exhibit 4.1

Execution Version

HIVE BERMUDA 2026 LTD.

as Issuer

HIVE DIGITAL TECHNOLOGIES LTD.

as Guarantor

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of April 21, 2026

$115,000,000 Principal Amount

0% Exchangeable Senior Notes due 2031

i

INDENTURE, dated as of April 21, 2026 by and among HIVE Bermuda 2026 Ltd., a Bermuda exempted company limited by shares (as more fully set forth in Section 1.01, the "Issuer"), HIVE Digital Technologies Ltd., a corporation organized and existing under the laws of the Province of British Columbia, Canada, as Guarantor (as more fully set forth in Section 1.01, the "Guarantor"), and U.S. Bank Trust Company, National Association, a national banking association, as Trustee (as more fully set forth in Section 1.01, the "Trustee").

RECITALS OF THE ISSUER

WHEREAS, the Issuer has duly authorized the creation of an issue of 0% Exchangeable Senior Notes due 2031 (each a "Note" and collectively, the "Notes") guaranteed on a senior unsecured basis by the Guarantor of the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture and the Guarantor has duly authorized the execution and delivery of this Indenture and issuance of the Guarantee of the Notes (as more fully set forth in Section 1.01, the "Guarantee"); and

WHEREAS, all things necessary to make the Notes and the Guarantee, when the Notes are executed by the Issuer and this Indenture is executed by the Issuer and the Guarantor, respectively, and authenticated and delivered hereunder and duly issued by the Issuer and the Guarantor, respectively, the valid and legally binding obligations of the Issuer and the Guarantor, respectively, and to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantor, in accordance with the terms of the Notes, the Guarantee and the Indenture, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes and the Guarantee by the Holders thereof, it is mutually agreed, for the benefit of the Issuer and the equal and proportionate benefit of all Holders of the Notes and the Guarantee, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

"Act" when used with respect to any Holder, has the meaning specified in Section 1.04.

"Additional Amounts" has the meaning specified in Section 4.10.

"Additional Interest" means all amounts, if any, payable pursuant to Section 4.06 and Section 9.04 hereof.  Unless the context otherwise requires, all references in this Indenture to interest include Additional Interest, if any.  Any express reference to Additional Interest in this Indenture shall not be construed as excluding Additional Interest in any other text where no such express reference is made.

"Additional Interest Payment Date" means, if and to the extent that Additional Interest is payable on the Notes, each April 15 and October 15, beginning on October 15, 2026.

"Additional Interest Record Date" means the April 1 or October 1 (whether or not such day is a Business Day) preceding the relevant Additional Interest Payment Date.

"Additional Notes" means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.01 hereof.

"Additional Shares" has the meaning specified in Section 7.06(a).

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.  Notwithstanding anything to the contrary herein, the determination of whether one Person is an "Affiliate" of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

"Agent Members" has the meaning specified in Section 3.05(b).

"applicable Exchange Price" means the Exchange Price in effect at any given time.

"applicable Exchange Rate" means the Exchange Rate in effect at any given time.

"Applicable Procedures" means, with respect to any matter at any time relating to a Global Note or any beneficial interest therein, the rules, policies and procedures of the Depositary applicable to such matter.

"Applicable Taxes" has the meaning specified in Section 4.10.

"Bankruptcy Code"  means Title 11 of the United States Code (or any successor thereto).

"Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar bankruptcy, insolvency or other U.S. federal or state law, or equivalent foreign law (including Canadian or Bermudian law), for the relief of debtors, whether now or hereafter in effect.

"Benefited Party" has the meaning specified in Section 15.01.

"Bid Solicitation Agent" means the Issuer or the Person appointed by the Issuer to solicit bids for the Trading Price of the Notes in accordance with Section 7.01(b).  The Issuer shall initially act as the Bid Solicitation Agent.

"Board of Directors" means either the Board of Directors of the Issuer or any duly authorized committee of that board.

"Business Combination Event" has the meaning specified in Section 10.01.

"Business Day" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or banking institutions in New York, New York, Toronto, Canada, or wherever the Corporate Trust Office of the Trustee is located are authorized or required by law or executive order to close or be closed.

"Called Notes" means Notes called for redemption pursuant to Article 5 or subject to a Deemed Redemption.

"Cash Settlement" has the meaning specified in Section 7.03(a).

"Change in Tax Law" has the meaning specified in Section 5.01(a).

"Clause A Distribution" has the meaning specified in Section 7.05(c).

"Clause B Distribution" has the meaning specified in Section 7.05(c).

"Clause C Distribution" has the meaning specified in Section 7.05(c).

"Close of Business" means 5:00 p.m. New York City time.

"Code" means the Internal Revenue Code of 1986, as amended.

"Combination Settlement" has the meaning specified in Section 7.03(a).

"Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

"Common Share Capital" of any Person means the Share Capital of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

"Common Share Depositary" means the depositary with respect to the Common Shares.

"Common Share Price" has the meaning specified in Section 7.06(b).

"Common Shares" means common shares of the Guarantor, without par value, subject to Section 7.07.

"Company Order" means a written request or order signed in the name of the Issuer by any Officer, and delivered to the Trustee.

"Corporate Trust Office" means the designated corporate trust office of the Trustee at which, at any particular time this Indenture, shall be principally administered, which office is, at the date as of which this Indenture is dated, located at U.S. Bank Trust Company, National Association, 333 Commerce Street, Suite 900, Nashville, Tennessee  37201, or such other address in the United States as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the designated corporate trust office in the United States of any successor Trustee (or such other address in the United States as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

"Custodian" means any receiver, examiner, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

"Daily Exchange Value" means, for each of the thirty (30) consecutive VWAP Trading Days during the Observation Period, one thirtieth (1/30) of the product of (i) the applicable Exchange Rate on such VWAP Trading Day and (ii) the Daily VWAP for such VWAP Trading Day.

"Daily Measurement Value" means the Specified Dollar Amount (if any), divided by 30.

"Daily Settlement Amount" for each of the thirty (30) consecutive VWAP Trading Days during the Observation Period, shall consist of:

(1) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Exchange Value on such VWAP Trading Day; and

(2) if the Daily Exchange Value exceeds the Daily Measurement Value on such VWAP Trading Day, a number of Common Shares equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

"Daily VWAP" means, for each of the thirty (30) consecutive VWAP Trading Days during the relevant Observation Period, the per Common Share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page "HIVE.US<equity>AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such VWAP Trading Day, determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer).  The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

"Deemed Redemption" has the meaning specified in Section 7.01(d).

"Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

"Defaulted Amounts" means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, Optional Repurchase Price, principal and Additional Interest, if any) that are payable but have not been paid or duly provided for.

"De-legending Deadline Date" means with respect to the Initial Notes or any Additional Notes, the three hundred eighty fifth (385th) day after the Last Date of Original Issuance of any of the Initial Notes or any Additional Notes, as applicable; provided that if such three hundred eighty fifth (385th) day is after an Additional Interest Record Date and on or before the next Additional Interest Payment Date, then the "De-legending Deadline Date" will instead be the fifth (5th) Business Day immediately after such Additional Interest Payment Date.

"Depositary" means DTC until a successor Depositary shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.

"Distributed Property" has the meaning specified in Section 7.05(c).

"DTC" means The Depository Trust Company.

"Effective Date" means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share subdivision or share consolidation, as applicable.  For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Shares under a separate ticker symbol or CUSIP number will not be considered "regular way" for this purpose.

"Event of Default" has the meaning specified in Section 9.01.

"Ex-Dividend Date" means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Guarantor or, if applicable, from the seller of the Common Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.  For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Shares under a separate ticker symbol or CUSIP number will not be considered "regular way" for this purpose.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Exchange Agent" initially means the Trustee or such other office or agency designated by the Issuer where Notes may be presented for exchange.

"Exchange Consideration" means the consideration due upon exchange of each $1,000 principal amount of the Notes being exchanged.

"Exchange Date" has the meaning specified in Section 7.02(a).

"Exchange Notice" has the meaning specified in Section 7.02(a).

"Exchange Obligation" has the meaning specified in Section 7.01.

"Exchange Price" means, per Common Share, $1,000 divided by the applicable Exchange Rate.

"Exchange Rate" means initially 389.5029 Common Shares per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

"Excluded Holder" has the meaning specified in Section 5.03(b).

"Exempted Fundamental Change" has the meaning specified in Section 8.02(c).

"FATCA" has the meaning specified in Section 4.10(d).

"Financial Institution Surrender" has the meaning specified in Section 7.03(d).

"Financial Institution Surrender Election" has the meaning specified in Section 7.03(d).

"Freely Tradable" means, with respect to any Notes and any proposed transfer thereof, that such Notes are freely tradable by Holders, other than affiliates of the Issuer or the Guarantor (within the meaning of Rule 144) or Holders that were affiliates of the Issuer or the Guarantor (within the meaning of Rule 144) at any time during the three (3) months immediately preceding the proposed transfer (as a result of restrictions imposed by U.S. federal securities laws or the terms of this Indenture or the Notes).

"Free Trade Date" means the date that is one (1) year after the Last Date of Original Issuance of the Initial Notes under this Indenture.

"Fundamental Change" shall be deemed to have occurred at the time after the Issue Date of the Notes if any of the following occurs:

(1) a "person" or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than Guarantor, Issuer, Issuer's or Guarantor's Wholly Owned Subsidiaries and Issuer's and Guarantor's employee benefit plans, has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of Guarantor's common equity representing more than 50% of the voting power of Guarantor's common equity;

(2) the consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or consolidation) as a result of which the Common Shares would be converted into, or exchanged for, shares, other securities, or other property or assets; (B) any share exchange, consolidation, amalgamation, arrangement or merger of the Guarantor pursuant to which the Common Shares will be converted into, or exchanged for, cash, securities or other property or assets; or (C) any sale, lease, exchange or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person other than one of the Guarantor's direct or indirect Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Common Share Capital or common equity of the Guarantor immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the issued Common Share Capital or common equity of the continuing, resulting or surviving person or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (2);

(3) the Guarantor's shareholders approve any plan or proposal for the liquidation or dissolution of the Guarantor (other than in a transaction described in clause (2) above) or the Issuer's shareholders approve any plan or proposal for the Issuer's liquidation or dissolution; or

(4) Common Shares (or other Common Share Capital or common equity interests (or depositary receipts) underlying the Notes based on which the Notes are then exchangeable pursuant to the terms of the Indenture) cease to be listed on any of The Toronto Stock Exchange, the TSX Venture Exchange (the "TSXV"), The New York Stock Exchange, NYSE American, The Nasdaq Global Market, The Nasdaq Global Select Market or The Nasdaq Capital Market (the "Nasdaq") (or any of their respective successors);

provided, however, that a transactions described in clause (1) or clause (2) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by the holders of the Common Shares, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of common equity that is listed or quoted on any of The New York Stock Exchange, NYSE American, The Nasdaq Global Market, The Nasdaq Global Select Market, the Nasdaq, TSXV or the Toronto Stock Exchange (or any of their respective successors) or that will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions, the Notes become exchangeable into such consideration, excluding cash payments for fractional shares (subject to Section 7.03).

If any transaction in which the Common Shares are replaced by the securities of another Person occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (4) of the definition of Fundamental Change set forth above), references to the Guarantor in the definition of "Fundamental Change" above shall instead be references to such other Person.

"Fundamental Change Notice" has the meaning specified in Section 8.02(a).

"Fundamental Change Notice Date" has the meaning specified in Section 8.02(a).

"Fundamental Change Repurchase Date" has the meaning specified in Section 8.01(c).

"Fundamental Change Repurchase Notice" has the meaning specified in Section 8.03(a)(i).

"Fundamental Change Repurchase Price" has the meaning specified in Section 8.01(b).

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

"Global Note" means a Note in global form registered in the Register in the name of a Depositary or a nominee thereof.

"Guarantee" means the full and unconditional guarantee provided by the Guarantor in respect of the Notes as made applicable to the Notes in accordance with the provisions of Section 15.01 hereof.

"Guarantee Obligations" has the meaning specified in Section 15.01.

"Guarantor" means the corporation named as the "Guarantor" in the first paragraph of this Indenture, and, subject to the provisions of Article 10 and Section 7.07, shall include its successors and assigns.

"Guarantor's Board of Directors" means either the Board of Directors of the Guarantor or any duly authorized committee of that board.

"Holder" means a Person in whose name a Note is registered in the Register.

"Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture.

"Initial Notes" has the meaning specified in Section 3.01.

"Initial Purchasers" means the initial purchasers named in Schedule I to the Purchase Agreement.

"Interest Act (Canada)" means Interest Act (Canada), as amended, and the rules and regulations promulgated thereunder.

"Issue Date" means April 21, 2026.

"Issuer" means the Person named as the "Issuer" in the first paragraph of this instrument and, subject to the provisions of Article 10 and Section 7.07, shall include its successors and assigns.

"Last Date of Original Issuance" means (a) with respect to any Notes issued pursuant to the Purchase Agreement, and any Notes issued in exchange therefor or in substitution thereof, the later of (i) the date the Issuer first issues such Notes; and (ii) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of the option granted to the initial purchasers named in the Purchase Agreement to purchase additional Notes; and (b) with respect to any Additional Notes issued pursuant to Section 3.01, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer's Certificate delivered to the Trustee before the original issuance of such Notes.

"Last Reported Sale Price" means, for the Common Shares (or any other security for which a Last Reported Sale Price must be determined), on any Trading Day, the closing sale price per Common Share (or such other security, as the case may be) (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares (or such other security as the case may be) are listed.  If the Common Shares (or such other security, as the case may be) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "Last Reported Sale Price" of the Common Shares (or such other security, as the case may be) will be as reported in composite transactions for the principal Canadian securities exchange on which the Common Shares (or such other security, as the case may be) are traded. If the Common Shares (or such other security, as the case may be) are not traded on any U.S. national or regional securities exchange or any Canadian securities exchange, the "last reported sale price" will be  the last quoted bid price for Common Shares (or such other security, as the case may be) in the over-the-counter market on the relevant date as reported by The OTC Markets Group Inc. or a similar organization.  If the Common Shares (or such other security, as the case may be) are not so quoted, the "Last Reported Sale Price" will be the average of the mid-point of the last bid and ask prices for the Common Shares (or such other security, as the case may be) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose, which may include one or more of the Initial Purchasers.  On or after the occurrence of a Share Exchange Event, the Last Reported Sale Price of a Unit of Reference Property will be determined in accordance with this definition or, if it cannot be so determined, then it will be determined by the Board of Directors in a commercially reasonable manner and in accordance with the procedures described in this Indenture and/or any applicable supplemental indenture.  Any share price that is reported in Canadian dollars shall be deemed a reference to the amount, in U.S. dollars, into which such amount of Canadian dollars would be converted based on the most recently published daily average exchange rate of the Bank of Canada on or immediately prior to the date of such share price.

"Make-Whole Fundamental Change" means any transaction or event that would constitute a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof).

"Make-Whole Fundamental Change Effective Date" has the meaning specified in Section 7.06(a).

"Make-Whole Fundamental Change Period" has the meaning specified in Section 7.06(a).

"Market Disruption Event" means, if the Common Shares (or such other security, as the case may be) are listed for trading on the Nasdaq or listed on another U.S. or Canadian national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the securities exchange or otherwise) in the Common Shares (or such other security, as the case may be) or in any options contracts or futures contracts relating to the Common Shares (or such other security, as the case may be).

"Maturity Date" means April 15, 2031.

"Maximum Exchange Rate" shall have the meaning specified in Section 7.06(e).

"Measurement Period" has the meaning specified in Section 7.01(b).

"Notes" has the meaning specified in the first paragraph of the Recitals of the Issuer, and includes any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

"Notice of Provisional Redemption" has the meaning specified in Section 5.02(a).

"Notice of Tax Redemption" has the meaning specified in Section 5.02(a).

"Notice of Tax Redemption Election" has the meaning specified in Section 5.03(b).

"Observation Period" means, with respect to any Note surrendered for exchange:

(1) if the relevant Exchange Date occurs on or after the date the Issuer issues a Notice of Tax Redemption or Notice of Provisional Redemption, as applicable, but prior to the relevant Redemption Date, the thirty (30) consecutive VWAP Trading Days beginning on and including the thirty first (31st) Scheduled Trading Day (or, if such Scheduled Trading Day is not a VWAP Trading Day, the immediately following VWAP Trading Day) immediately preceding such Redemption Date;

(2) subject to the immediately preceding clause (1), if the relevant Exchange Date occurs on or after January 15, 2031, the thirty (30) consecutive VWAP Trading Days beginning on and including the thirty first (31st) Scheduled Trading Day (or, if such Scheduled Trading Day is not a VWAP Trading Day, the immediately following VWAP Trading Day) immediately preceding the Maturity Date; and

(3) in all other instances, if the relevant Exchange Date occurs prior to January 15, 2031, the thirty (30) consecutive VWAP Trading Day period beginning on and including the second VWAP Trading Day immediately succeeding such Exchange Date.

"Offering Memorandum" means the Preliminary Offering Memorandum, dated April 15, 2026, as supplemented by the related pricing term sheet, dated April 16, 2026, relating to the offering and sale of the Initial Notes.

"Offering Memorandum Date" means April 16, 2026.

"Officer" or "officer" shall mean, any Director of the Issuer, the Chairman of the Board of Directors, the Chairman of the Guarantor's Board of Directors and with respect to either the Issuer and/or the Guarantor, the Chief Executive Officer, the President, the Chief Financial Officer, a vice president (whether or not designated by a number or word or words added before or after the title "vice president"), the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer.

"Officer's Certificate" means a certificate signed by an Officer and delivered to the Trustee.

"Open of Business" means 9:00 a.m., New York City time.

"Opinion of Counsel" means a written opinion of counsel, who may be external or in-house counsel for the Issuer or the Guarantor and who is reasonably acceptable to the Trustee.

"Optional Repurchase" has the meaning specified in Section 6.01.

"Optional Repurchase Date" has the meaning specified in Section 6.01.

"Optional Repurchase Notice" means a notice (including a notice substantially in the form of the "Optional Repurchase Notice" set forth in Section 2.03) containing the information, or otherwise complying with the requirements, set forth in Article 6.

"Optional Repurchase Price" has the meaning specified in Section 6.03.

"Optional Repurchase Right" has the meaning specified in Section 6.01.

"outstanding" when used with reference to Notes, shall, subject to the provisions of Section 1.04 mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(1) Notes theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

(2) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer or the Guarantor) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent);

(3) Notes that have been paid pursuant to Section 3.08 and Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 3.08 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in whose hands such Notes are valid obligations of the Issuer;

(4) Notes exchanged pursuant to Article 7 and required to be cancelled pursuant to Section 3.11;

(5) Notes redeemed pursuant to Article 5; and

(6) Notes repurchased by the Issuer or Guarantor pursuant to the third paragraph of Section 3.11.

"Partial Redemption" means the Issuer elects to redeem fewer than all of the outstanding Notes.

"Paying Agent" means any Person (including the Issuer) authorized by the Issuer to pay the principal amount of, Additional Interest (if any) on, the Redemption Price of, the Additional Amounts on, the Fundamental Change Repurchase Price or Optional Repurchase Price of, any Notes on behalf of the Issuer.  U.S. Bank Trust Company, National Association shall initially be the Paying Agent.

"Person" means any individual, corporation, partnership, private limited company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Physical Notes" means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

"Physical Settlement" has the meaning specified in Section 7.03(a).

"Provisional Redemption" has the meaning specified in Section 5.01(b).

"Provisional Redemption Date" means, when used with respect to any Note to be redeemed pursuant to a Provisional Redemption, the date fixed for such redemption pursuant to this Indenture.

"Provisional Redemption Price" has the meaning specified in Section 5.01(b).

"Purchase Agreement" means that certain Purchase Agreement, dated April 16, 2026, among the Issuer, the Guarantor and the representatives of the Initial Purchasers, on behalf of the Initial Purchasers.

"Qualified Successor Entity" means, with respect to a Business Combination Event, a corporation, limited liability company, partnership, trust or other business entity that is treated as a corporation for U.S. federal income tax purposes; provided, however, that (i) if such Business Combination Event is an Exempted Fundamental Change, then a corporation, company, limited liability company, partnership, trust or other business entity that is not treated as a corporation for U.S. federal income tax purposes will also constitute a Qualified Successor Entity with respect to such Business Combination Event; and (ii) a corporation, company, limited liability company, partnership, trust or other business entity that is the resulting, surviving or transferee person of such Business Combination Event will also constitute a Qualified Successor Entity with respect to such Business Combination Event, provided that, in the case of this clause (ii), (1) if such corporation, company, limited liability company, partnership, trust or other business entity is not treated as a corporation or an entity disregarded as separate from a corporation, in each case for U.S. federal income tax purposes, (x) the Issuer has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Code for Holders or beneficial owners of the Notes and (y) such corporation, company, limited liability company, partnership, trust or other business entity is a direct or indirect, Wholly Owned Subsidiary of a corporation duly organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Canada, any Province or Territory thereof, Bermuda, the Cayman Islands or the British Virgin Islands; (2) such Business Combination Event constitutes a share exchange event whose reference property consists solely of any combination of U.S. dollars and shares of common stock or other corporate common equity interests of a corporation described in clause (1)(y); and (3) if such corporation, company, limited liability company, partnership, trust or other business entity is disregarded as separate from its owner for U.S. federal income tax purposes, its regarded owner for those purposes is an entity described in clause (1)(y).

"Redemption Date" means the date fixed by the Issuer for Tax Redemption and/or Provisional Redemption, as the case may be, pursuant to this Indenture.

"Redemption Notice" means a Notice of Tax Redemption or Notice of Provisional Redemption, as the case may be, pursuant to this Indenture.

"Redemption Notice Date" means the date the Issuer delivers a Notice of Tax Redemption or Notice of Provisional Redemption, as the case may be, pursuant to this Indenture.

"Redemption Period" has the meaning specified in Section 7.06(a).

"Redemption Price" means the price fixed for Tax Redemption or Provisional Redemption, as the case may be, pursuant to this Indenture.

"Reference Property" has the meaning specified in Section 7.07(a).

"Register" and "Registrar" have the respective meanings specified in Section 3.05(a).

"Relevant Taxing Jurisdiction" has the meaning specified in Section 4.10.

"Reporting Default" has the meaning specified in Section 9.04(a).

"Resale Restriction Termination Date" has the meaning specified in Section 3.07(b)(ii).

"Restricted Global Note" has the meaning specified in Section 3.07(b)(i).

"Restricted Note" has the meaning specified in Section 3.06(a)(i).

"Restricted Notes Legend" means a legend substantially in the form set forth in Section 2.02.

"Restricted Common Shares" has the meaning specified in Section 3.06(b)(i).

"Restricted Share Legend" means a legend substantially in the form set forth in Exhibit A hereto.

"Rule 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

"Rule 144A" means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

"Scheduled Trading Day" means a day that is scheduled to be a trading day on Nasdaq or, if the Common Shares are not then listed on Nasdaq, on the principal U.S. national or regional securities exchange on which the Common Shares are then listed, or, if the Common Shares are not then listed on any U.S. national or regional securities exchange, on the primary Canadian securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on any U.S. national or regional securities exchange or any Canadian securities exchange, on the principal other market on which the Common Shares are then traded. If the Common Shares are not so listed or admitted for trading, "Scheduled Trading Day" means a "Business Day."

"Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Settlement Amount" has the meaning specified in Section 7.03(a).

"Settlement Method"  means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

"Settlement Notice" has the meaning specified in Section 7.03(a)(ii).

"Share Capital" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

"Share Exchange Event" has the meaning specified in Section 7.07(a).

"Significant Subsidiary" of any Person means any Subsidiary of that Person that constitutes a "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act, or any successor rule) of that Person; provided that, if and to the extent clause (1)(iii)(A)(2) of Rule 1-02(w) does not apply to the determination of whether the income test in clause (1)(iii) is met, in the case of a Subsidiary of the Guarantor that meets the criteria of clause (1)(iii) of the definition thereof but not clause (1)(i) or clause (1)(ii) of the definition thereof,  in each case as such rule is in effect on the date of this Indenture, such Subsidiary shall not be deemed to be a Significant Subsidiary unless such Subsidiary's income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests and after intercompany eliminations, for the last completed fiscal year before the date of determination exceeds $50,000,000.  For the avoidance of doubt, to the extent that a Subsidiary of the Guarantor would not be deemed to be a "significant subsidiary" under the relevant definition set forth in Article 1, Rule 1-02(w) of Regulation S-X (or any successor rule) under the Exchange Act as in effect on the relevant date of determination, such Subsidiary shall not be a "Significant Subsidiary" irrespective of whether such Subsidiary would otherwise be deemed to be a "Significant Subsidiary" after giving effect to the proviso in the immediately preceding sentence.

"Specified Dollar Amount" means the maximum cash amount per $1,000 principal amount of Notes to be received upon exchange as specified in the Settlement Notice (or deemed specified) related to any exchanged Notes

"Spin-Off" has the meaning specified in Section 7.05(c).

"Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Share Capital or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) the Guarantor; (ii) the Guarantor and one or more Subsidiaries of the Guarantor; or (iii) one or more Subsidiaries of the Guarantor.

"Tax Redemption" has the meaning specified in Section 5.01(a).

"Tax Redemption Date" means, when used with respect to any Note to be redeemed pursuant to a Tax Redemption, the date fixed for such Tax Redemption pursuant to this Indenture.

"Tax Redemption Price" has the meaning specified in Section 5.01(a).

"Trading Day" means a Scheduled Trading Day on which (i) trading in the Common Shares (or such other security, as the case may be) generally occurs on Nasdaq or, if the Common Shares (or such other security, as the case may be) are not then listed on the Nasdaq, on the principal other U.S. national or regional securities exchange on which the Common Shares (or such other security, as the case may be) are then listed or, if the Common Shares (or such other security, as the case may be) are not then listed on a U.S. national or regional securities exchange, on the principal Canadian securities exchange on which Common Shares (or such other security, as the case may be) are then traded, or, if Common Shares (or such other security, as the case may be) are not then listed on a U.S. or Canadian national or regional securities exchange, on the principal other market on which the Common Shares (or such other security, as the case may be) are then traded, and (ii) there is no Market Disruption Event.  If the Common Shares are not so listed or traded, "Trading Day" means "Business Day."

"Trading Price" of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Issuer, which may include one or more of the Initial Purchasers; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Notes from a nationally recognized securities dealer selected by the Issuer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Exchange Rate.

"Transfer Taxes" has the meaning specified in Section 4.10.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

"Trust Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person's knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

"Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

"Unit of Reference Property" has the meaning set forth in Section 7.07(a).

"Valuation Period" has the meaning set forth in Section 7.05(c).

"VWAP Market Disruption Event" means (i) a failure by the primary U.S. or (if the Common Shares are not listed on a primary U.S. exchange), the primary Canadian national or regional securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares for more than one half hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares.

"VWAP Trading Day" means a day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Shares generally occurs on the Nasdaq or, if the Common Shares are not then listed on the Nasdaq, on the primary other U.S. national or regional securities exchange on which Common Shares are then listed or, if Common Shares are not then listed on a U.S. national or regional securities exchange, on the primary Canadian securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on any U.S. national or regional securities exchange or any Canadian securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading.  If Common Shares are not so listed or admitted for trading, "VWAP Trading Day" means a "Business Day."

"Wholly Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to "more than 50%" in the definition of "Subsidiary" shall be deemed replaced by a reference to "100%," the calculation of which shall exclude nominal amounts of the voting power of shares of Share Capital or other interests in the relevant Subsidiary as may be required to satisfy local minority interest requirements outside the United States.

Section 1.02 Compliance Certificates and Opinions.  Upon any application or request by the Issuer to the Trustee to take, or refrain from taking, any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with.  Notwithstanding the foregoing, no Opinion of Counsel shall be required under this Section 1.02 in connection with (1) the issuance of the Initial Notes, (2) the mandatory exchange of the restricted CUSIP of the "restricted securities" (as defined in Rule 144 under the Securities Act) to an unrestricted CUSIP pursuant to the Applicable Procedures of the Depositary upon the Notes becoming freely tradable by non-Affiliates of the Issuer under Rule 144, or (3) a request by the Issuer that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer's Certificate with respect to such notice.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

In giving any Opinion of Counsel, counsel may rely as to factual matters on an Officer's Certificate or certificates of public officials.

Section 1.03 Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his/her certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to a Trust Officer of the Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 11.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his/her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his/her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The Issuer may, in the circumstances permitted by this Indenture, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders.  If not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the thirtieth (30th) day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 12.01) prior to such first solicitation or vote, as the case may be.  With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Notes shall be proved by the Register.

(e) In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Guarantor, by any Subsidiary thereof (including the Issuer) or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Guarantor or any Subsidiary thereof (including the Issuer) shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Trust Officer actually knows are so owned shall be so disregarded.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.05 Notices, Etc., to Trustee and the Issuer.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including telecopy and, in the case of notices with respect to Global Notes, electronic transmission through the facilities of the Depositary) to or with the Trustee at its applicable Corporate Trust Office; or

(b) the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including telecopy and, in the case of notices with respect to Global Notes, electronic transmission) and mailed, first-class postage prepaid, to the Issuer addressed to it at the addresses specified in Section 16.02, or at any other address previously furnished in writing to the Trustee by the Issuer, Attention: Directors.

Section 1.06 Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (including telecopy and, in the case of notices with respect to Global Notes, electronic transmission through the facilities of the Depositary) and, in the case of Physical Notes, mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  In the case of a Global Note where notice is given by electronic transmission through the facilities of the Depositary and in accordance with the Applicable Procedures, none of the failure of the Depositary to provide such notice, the failure of any Agent Member to deliver such notice from the Depositary to any Person holding a beneficial interest in any Global Note through an Agent Member, nor any defect in any notice so sent, shall affect the sufficiency of such notice.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier, by electronic delivery in pdf format or by facsimile, with confirmation of transmission.

ARTICLE 2
SECURITY FORMS

Section 2.01 Forms Generally.  The Notes and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the Officer or Officers executing such Notes, as evidenced by their execution thereof.

The Notes shall initially be issued in the form of permanent Global Notes in registered form in substantially the form set forth in this Article.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as FAST agent for the Depositary, as hereinafter provided.

Section 2.02 Form of Face of Note.

[Include the following legend for Global Notes only:]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include the following legend on all Notes that are Restricted Notes (the "Restricted Notes Legend"):]

[THIS SECURITY AND THE COMMON SHARES, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2) AGREES FOR THE BENEFIT OF HIVE BERMUDA 2026 LTD. (THE "ISSUER") THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE (1) YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE ISSUER, HIVE DIGITAL TECHNOLOGIES LTD. (THE "GUARANTOR") OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE ISSUER, THE GUARANTOR AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[Include the following legend for all Notes:]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

0% Exchangeable Senior Notes due 2031

No. [ ]	U.S. $[ ]

CUSIP NO. [  ]1

ISIN NO. [    ]

HIVE Bermuda 2026 Ltd., a Bermuda exempted company limited by shares (herein called the "Issuer" or the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [    ], or registered assigns, the principal sum of [     ] UNITED STATES DOLLARS (U.S. $[    ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on April 15, 2031.  The principal amount of Physical Notes and Additional Interest, if any, thereon, as provided on the reverse hereof, shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Issuer for such purpose.  The Issuer will pay, or cause to be paid through the Paying Agent, the principal of any Global Note and Additional Interest, if any, thereon, as provided on the reverse hereof, by wire transfer in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note, on each Additional Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Optional Repurchase Date or other payment date, as the case may be.  The Notes will be fully and unconditionally guaranteed by HIVE Digital Technologies Ltd., a corporation organized and existing under the laws of the Province of British Columbia, Canada (the "Guarantor"), on a senior unsecured basis, in accordance with the provisions of Article 15 of the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to exchange this Note into cash and, if applicable, Common Shares, to the ability and obligation of the Issuer to repurchase this Note upon certain events, to pay Additional Amounts on the Notes upon certain events and to redeem the Notes upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.  Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.  In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

_____________________________

1 This Note will be deemed to be identified by CUSIP No. [  ]  from and after such time when (i) the Issuer delivers, pursuant to Section 3.07(b) of the within-mentioned Indenture, written notice to the Trustee of the occurrence of the Resale Restriction Termination Date and the removal of the restrictive legend affixed to this Note and (ii) this Note is identified by such CUSIP number in accordance with the Applicable Procedures of the Depositary.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

HIVE Bermuda 2026 Ltd.
By:
Name: ________________________________
Title: ________________________________

Dated: _____________ ___, ____
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:	Authorized Signatory _____________________________
Name:

Section 2.03 Form of Reverse of Note.

HIVE Bermuda 2026 Ltd.

0% Exchangeable Senior Notes due 2031

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 0% Exchangeable Senior Notes due 2031 (the "Notes"), all issued or to be issued under and pursuant to an Indenture dated as of April 21, 2026 (the "Indenture"), among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the Notes.  The Indenture provides that Additional Notes may be issued thereunder, if certain conditions are met.

Interest.  The Notes will not bear regular interest, and the principal amount of the Notes will not accrete.  Pursuant to the Indenture, in certain circumstances, the Holders of Notes shall be entitled to receive Additional Interest.

Interest, if any, will be paid to the person in whose name a Note is registered at the Close of Business on the April 1 or October 1 (whether or not such date is a Business Day), as the case may be, immediately preceding the relevant Additional Interest Payment Date.  Interest, if any, on the Notes will be computed on the basis of a 360-day year composed of twelve (12) 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

Interest, if any, will cease to accrue on a Note in the circumstances provided in the Indenture.

Additional Amounts.  The Issuer (or any successor to the Issuer) or, in respect of the Guarantee, the Guarantor (or any successor to the Guarantor), as applicable, will make all payments and deliveries on account of the Notes without withholding or deduction for taxes imposed by a relevant jurisdiction, unless such withholding or deduction is required by law.  If any such withholding or deduction is required, the Issuer, the Guarantor or any successor to the Issuer or the Guarantor, as applicable, will, in certain cases and subject to certain exceptions, pay such Additional Amounts as may be necessary so that the net amount received by beneficial owners of the Notes after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction.

Redemption at the Option of the Issuer.  The Issuer may not redeem the Notes at its option, prior to April 20, 2029, unless in connection with a Change in Tax Law that results in Additional Amounts becoming due and payable in respect of payments and/or deliveries on the Notes.  The Issuer also may redeem the Notes at its option on or after April 20, 2029, in whole or in part, if the Last Reported Sale Price of the Common Shares has been at least 130% of the Exchange Price then in effect for at least twenty (20) Trading Days (whether or not consecutive) during any thirty (30) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides Notice of Provisional Redemption at a Provisional Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (if any) to, but excluding, the Provisional Redemption Date.  No sinking fund is provided for the Notes.

Repurchase at the Option of the Holder.  Subject to the terms and conditions of the Indenture, the Issuer shall become obligated, at the option of the Holder, to repurchase the Notes if (i) a Fundamental Change (other than an Exempted Fundamental Change) occurs at a Fundamental Change Repurchase Price specified in the Indenture, or (ii) if Holders exercise their Optional Repurchase Right upon the Optional Repurchase Date.

Exchange.  Subject to and upon compliance with the provisions of the Indenture (including without limitation the conditions of exchange of this Note set forth in Article 7 thereof), the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, to exchange the principal amount hereof or a certain portion specified in the Indenture of such principal amount into Common Shares at the applicable Exchange Rate.  The Exchange Rate (and equivalent Exchange Price) are set forth in the Indenture and subject to adjustment in certain events described in the Indenture.  Upon exchange, the Issuer will pay or deliver, as the case may be, cash, Common Shares or any combination of cash and Common Shares, at the Issuer's election.  The amount of cash and/or number of Common Shares, if any, due upon exchange will be based upon a Daily Exchange Value calculated on a proportionate basis for each Trading Day in the applicable thirty (30) VWAP Trading Day Observation Period as set forth in the Indenture. No fractional Common Share will be issued upon any exchange, but a payment in cash will be made, as provided in the Indenture, in respect of any fraction of a Common Share which would otherwise be issuable upon the surrender of any Notes for exchange.  Notes in respect of which a Holder is exercising its right to require repurchase on a Fundamental Change Repurchase Date or Optional Repurchase Date may be exchanged only if such Holder withdraws the related election to exercise such right in accordance with the terms of the Indenture.  In case of certain events of bankruptcy, insolvency, examinership or reorganization involving the Issuer or the Guarantor, such principal and accrued and unpaid interest, if any, shall be due and payable immediately without action by any Holder or the Trustee.

In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase, redemption or exchange of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

Common Share Legends. Any Common Shares issuable upon exchange of the Notes will bear the following restrictive legend and may not be transferred otherwise than in accordance with the transfer restrictions set forth in such legend.

[Include the following legend for Common Shares issued to Holders resident in or organized pursuant to the laws of a Province or Territory of Canada, or the federal laws of Canada:]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR THE SECURITIES ISSUED UPON THE EXERCISE OF THIS SECURITY BEFORE [the date that is four months and one day following the issue date of the Notes].

In addition to the legends referred to above, while such legends are outstanding, each certificate representing Common Shares issued upon exchange of the Notes, or in each such case an ownership statement issued under a direct registration system or other electronic book entry system acceptable to the relevant Canadian securities regulatory authority, shall also contain a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

provided that the Common Shares are listed on the TSX at the applicable time and provided further that this legend may be removed at such time as the other legends are no longer required.

Acceleration of Maturity.  Subject to certain exceptions in the Indenture, if an Event of Default shall occur and be continuing, the principal amount plus accrued and unpaid interest, if any, through such date on all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

Supplemental Indentures with Consent of Holders; Waiver of Past Defaults.  The Indenture permits, with certain exceptions as therein provided, the amendment or supplementation thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer and the Guarantor with certain provisions of the Indenture (other than any provision that cannot be waived without the consent of each Holder affected) and certain past Defaults and Events of Default under the Indenture (other than with respect to any continuing Defaults or Events of Default relating to the nonpayment of principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price) or Additional Interest (if any) or with respect to the Issuer's failure to deliver the required Exchange Obligation) and/or to rescind and annul any such acceleration with respect to the Notes and its consequences thereunder if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than the nonpayment of the principal of and interest (if any) on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (iii) all payments due to the Trustee have been made.  Any such consent or waiver by the Holder of any provision of or applicable to this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Registration of Transfer and Exchange.  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer specified in accordance with the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by, the Holder hereof or his/her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Guarantor, the Trustee and the Registrar and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

Denominations.  The Notes are issuable only in registered form in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth.  Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same pursuant to the terms of the Indenture.

This Note and any claim, controversy or dispute arising under or related to this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

For value received    hereby sell(s), assign(s) and transfer(s) unto    (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints    attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of a Restricted Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Restricted Note, the undersigned confirms that such Restricted Note is being transferred:

☐ To HIVE Bermuda 2026 Ltd., HIVE Digital Technologies Ltd. or a respective subsidiary thereof; or

☐ Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

☐ To a qualified institutional buyer in compliance with Rule 144A under the Securities Act; or

☐ In connection with any transfer of a Note to a purchaser resident in or organized pursuant to the laws of a Province or Territory of Canada, or the federal laws of Canada, the undersigned confirms that such Restricted Note is being transferred in accordance with Canadian Securities Law, as defined in the Indenture governing such Note.

☐ Pursuant to an exemption from registration provided by Rule 144 under the Securities Act, or any other available exemption from the registration requirements of the Securities Act.

TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Restricted Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ___________________________	Signed: ___________________________

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Restricted Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if the fourth box is checked, the Issuer, the Guarantor or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer, the Guarantor or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.  If this Note is not a Restricted Note, the Trustee or Registrar shall not be obligated to register such Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the Indenture shall have been satisfied.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXCHANGE NOTICE

If you want to exchange this Note, check the box: ☐

To exchange only part of this Note, state the principal amount to be exchanged (provided that the principal amount of this Note not so exchanged is $1,000 or an integral multiple of $1,000 in excess thereof):

$

If you want the Common Shares of the Guarantor, if any, made out in another person's name, fill in the form below:

(Insert other person's social security or tax ID no.)

(Print or type other person's name, address and zip code)

Signature Guarantee:

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act of 1934, as amended.

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: U.S. Bank Trust Company, National Association
333 Commerce Street, Suite 900

Nashville, Tennessee  37201

Attention: W. Jones (HIVE Bermuda 2026 Ltd. Administrator)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from HIVE Bermuda 2026 Ltd. (the "Issuer" or the "Company") as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (provided that the principal amount of this Note not so repurchased is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after an Additional Interest Record Date and on or prior to the corresponding Additional Interest Payment Date, accrued and unpaid Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[FORM OF OPTIONAL REPURCHASE NOTICE]

To: U.S. Bank Trust Company, National Association
333 Commerce Street, Suite 900

Nashville, Tennessee  37201

Attention: W. Jones (HIVE Bermuda 2026 Ltd. Administrator)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from HIVE Bermuda 2026 Ltd. (the "Issuer" or the "Company") as to the right of Holders to elect to require the Company to repurchase their Notes on the Optional Repurchase Date and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with Article 6 of the Indenture referred to in this Note, at the Optional Repurchase Price from the registered holder hereof.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: _____________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $______,000

NOTICE:  The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

ARTICLE 3
THE SECURITIES

Section 3.01 Title and Terms; Payments.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $115,000,000 (the "Initial Notes"), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.10, 5.06, 7.02(c) or 8.06.  The Issuer may, from time to time after the execution of this Indenture, without the consent of, or notice to, the Holders, reopen this Indenture and execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes to or upon receipt of a Company Order, without any further action by the Issuer hereunder; provided, however, that (1) if any such Additional Notes are not fungible with the Initial Notes for securities laws purposes or the U.S. federal income tax purposes, Canadian federal income tax purposes or for the purposes of U.S. securities laws or applicable securities laws, published national, multilateral and local policy statements, instruments, notices and blanket orders or any province or territory of Canada (the "Canadian Securities Laws"), such Additional Notes will have one or more separate CUSIP numbers so long as they remain not fungible; (2) such Additional Notes rank equally and ratably with the Initial Notes be treated as a single series for all purposes under this Indenture; (3) such Additional Notes must be issued pursuant to the same terms (other than the issue price, the issue date, when Additional Interest begins accruing (if any), and the first Additional Interest Payment Date, with respect to such Additional Notes, and, if applicable, restrictions on transfer in respect of such Additional Notes) as the Initial Notes; and (4) the Trustee must receive an Officer's Certificate to the effect that such issuance of Additional Notes complies with the provisions of this Indenture, including each provision of this paragraph.

The Notes shall be known and designated as the "0% Exchangeable Senior Notes due 2031" of the Issuer.  The principal amount shall be payable on the Maturity Date.

The principal amount of Physical Notes shall be payable at the office of the Paying Agent, which initially shall be the Corporate Trust Office, and at any other office or agency maintained by the Issuer for such purpose.  Additional Interest, if any, on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Registrar not later than the preceding Additional Interest Record Date for such Additional Interest payment, by wire transfer in immediately available funds to such Holder's account within the United States if such Holder has provided the Issuer, the Trustee, the Registrar or the Paying Agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing.  The Issuer will pay, or cause to be paid through the Paying Agent, the principal of, and interest (if any) on, Global Notes by wire transfer in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note, on each Additional Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Optional Repurchase Date or other payment date, as the case may be.

Any Notes repurchased by the Issuer or the Guarantor will be retired and no longer outstanding hereunder.

Section 3.02 Denominations. The Notes shall be issuable only in registered form without coupons and in minimum denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Section 3.03 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by an Officer.

Notes bearing the manual, facsimile or other electronic signatures of individuals who were at any time an Officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes.  The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as a Global Notes or as Physical Notes.  The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 3.04 Temporary Notes. Pending the preparation of Physical Notes, the Issuer may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer's execution of such Notes; provided that any such temporary Notes shall bear legends on the face of such Notes as set forth in Section 2.02.

If temporary Notes are issued, the Issuer will cause Physical Notes to be prepared without unreasonable delay.  After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Notes at any office or agency of the Issuer designated pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall, upon Company Order, authenticate and deliver in exchange therefor a like principal amount of Physical Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 3.05 Registration; Registration of Transfer and Exchange.

(a) The Issuer shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes.  The Trustee is hereby appointed "Registrar" (the "Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Issuer designated pursuant to Section 4.02 for such purpose, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and tenor, each such Note bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 3.06 and 3.10).

At the option of the Holder and subject to the other provisions of Section 3.06 and to Section 3.10, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall, upon Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed, by the Holder thereof or his/her attorney duly authorized in writing.  As a condition to the registration of transfer of any Restricted Notes, the Issuer, the Guarantor or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

Neither the Issuer nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 3.10(a)(iv).

(b) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer, the Guarantor or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder or (iv) any payments under or with respect to the Global Note.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantor, the Trustee or any agent of the Issuer, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 3.06 Transfer Restrictions.

(a) Restricted Notes.

(i) Every Note (and all securities issued in exchange therefor or substitution thereof, except any Common Shares issued upon exchange thereof, to which the provisions of Section 3.06(b)(ii) below shall apply) that bears, or that is required under this Section 3.06 to bear, the Restricted Notes Legend will be deemed to be a "Restricted Note."  Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear a restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Issuer, and each Holder of a Restricted Note, by such Holder's acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii) Until the Resale Restriction Termination Date, any Restricted Note (or any security issued in exchange therefor or substitution thereof, except any Common Shares issued upon the exchange thereof, to which the provisions of Section 3.06(b)(ii) below shall apply) issued under this Indenture, if any, will bear the Restricted Notes Legend unless:

(1) such Note, since last held by the Issuer or the Guarantor or an affiliate of the Issuer or the Guarantor (within the meaning of Rule 144), if ever, was transferred (A) to a Person other than (x) the Issuer or the Guarantor or (y) an affiliate of the Issuer or the Guarantor (within the meaning of Rule 144) or a Person that was an affiliate of the Issuer or the Guarantor (within the meaning of Rule 144) within the three (3) months immediately preceding such transfer and (B) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(2) such Note was transferred (1) to a Person other than (x) the Issuer or the Guarantor or (y) an affiliate of the Issuer or the Guarantor (within the meaning of Rule 144) or a Person that was an affiliate of the Issuer or the Guarantor (within the meaning of Rule 144) within the three (3) months immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(3) the Issuer delivers written notice to the Trustee and the Registrar (if other than the Trustee) stating that the Restricted Notes Legend may be removed from such Note and all Applicable Procedures have been complied with, if applicable.

(iii) In addition, until the Resale Restriction Termination Date, no transfer of any Restricted Note will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers the form of assignment set forth on the Restricted Note, with the appropriate box checked, to the Trustee.

(iv) Any Note that is repurchased or owned by any affiliate of the Issuer or the Guarantor (within the meaning of Rule 144) may not be resold by such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a "restricted security" (as defined in Rule 144 under the Securities Act).

(v) On and after the Resale Restriction Termination Date, any Note (or any security issued in exchange therefor or substitution thereof, except any Common Shares issued upon the exchange thereof) will bear the Restricted Notes Legend at any time the Issuer reasonably determinates that, to comply with law, such Note (or such securities issued in exchange for or substitution of a Note) must bear the Restricted Notes Legend.

(b) Restricted Common Shares.

(i) Every Common Share that bears, or that is required under this Section 3.06 to bear, the Restricted Share Legend will be deemed to be "Restricted Common Share."  Each share of Restricted Common Shares will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Share Legend) and may bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Issuer, and each Holder of Restricted Common Shares, by such Holder's acceptance of Restricted Common Shares, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Common Shares.

(ii) Until the Resale Restriction Termination Date, any Common Shares issued upon the exchange of a Restricted Note, will bear the Restricted Share Legend unless the Issuer delivers written notice to the Trustee, the Registrar (if other than the Trustee) and Common Share Depositary (and/or other transfer agent for the Common Shares) stating that such Common Shares need not bear the Restricted Share Legend.

(iii) On and after the Resale Restriction Termination Date, Common Shares issued upon the exchange of a Restricted Note, if any, will bear the Restricted Share Legend at any time the Issuer reasonably determinates that, to comply with law, such Common Shares must bear the Restricted Share Legend.

(c) As used in this Section 3.06, the term "transfer" means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Common Shares.

Section 3.07 Expiration of Restrictions.

(a) Physical Notes.  Any Physical Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend required by Section 3.06.  To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 3.10 and deliver any additional documentation reasonably required by the Issuer, the Trustee or the Registrar in connection with such exchange.

(b) Global Notes; Resale Restriction Termination Date.

(i) If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Initial Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a "Restricted Global Note"), as promptly as practicable, the Issuer will automatically exchange every beneficial interest in each such Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 3.06 hereof.

(ii) To effect such automatic exchange, the Issuer will (A) deliver to the Depositary an instruction letter for the Depositary's mandatory exchange process (and/or otherwise comply with any Applicable Procedures) and (B) deliver to each of the Trustee and the Registrar (if other than the Trustee) a notice of the occurrence of the Free Trade Date.  Until such time as the Issuer provides such instruction letter to the Depositary notifying and confirming to the Depositary that the restricted period for the Notes has elapsed and instructing the Depositary to exchange all "restricted securities" represented by the restricted CUSIP for "unrestricted securities" represented by an unrestricted CUSIP (and/or otherwise complies with the Applicable Procedures) and the Depositary moves the Initial Notes from a restricted CUSIP number to an unrestricted CUSIP number in accordance with its Applicable Procedures, the restricted CUSIP will be the CUSIP number for the Initial Notes.  At such time as the Issuer notifies the Trustee in writing and provides such instruction letter to the Depositary (and/or otherwise complies with the Applicable Procedures) and the Depositary has moved all Initial Notes represented by a restricted CUSIP number to an unrestricted CUSIP number, the Restricted Notes Legend will be deemed removed from any Global Note and an unrestricted CUSIP number for the Initial Notes will be deemed to be the CUSIP number for the Initial Notes (the date thereof will be known as the "Resale Restriction Termination Date").

(iii) Notwithstanding anything to the contrary in Sections 3.07(b)(i) or (ii), the Issuer will not be required to effect removal of the Restricted Notes Legend applicable to the Global Notes if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law; provided, however, that the Issuer shall remain liable for Additional Interest, if any, payable pursuant to Section 4.06 for failure to remove such Restricted Notes Legend.

Section 3.08 Mutilated, Destroyed, Lost and Stolen Notes.  If any mutilated Note is surrendered to the Trustee, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Issuer and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.08, the Issuer may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.08 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.09 Persons Deemed Owners.  Prior to due presentment of a Note for registration of transfer, the Issuer, the Guarantor, the Trustee, the Registrar and any agent of the Issuer, the Guarantor, the Trustee or the Registrar may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Guarantor, the Trustee, the Registrar nor any agent of the Issuer, the Guarantor, the Trustee or the Registrar shall be affected by notice to the contrary.

Section 3.10 Transfer and Exchange.

(a) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to the restrictions set forth in this Section 3.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii) All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii) No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Issuer, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange (other than exchanges pursuant to Section 3.04 not involving any transfer).

(iv) Unless the Issuer specifies otherwise, none of the Issuer, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for exchange pursuant to Article 7, (ii) as to which Section 5.06 is applicable or (iii) as to which a Fundamental Change Repurchase Notice or Optional Repurchase Notice has been delivered and not withdrawn, except to the extent any portion of such Note is not subject to the foregoing.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  The Trustee shall have no responsibility whatsoever for the actions of the Depositary.

(b) In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 3.10(c):

(i) all Notes will be represented by one or more Global Notes;

(ii) every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 3.06); and

(iii) each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Transfer and Exchange of Global Notes.

(i) Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes only if:

(1) the Depositary notifies the Issuer that is unwilling or unable to continue to act as Depositary for the Global Note and a successor Depositary is not appointed within ninety (90) days;

(2) the Depositary is no longer registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within ninety (90) days; or

(3) an Event of Default has occurred and is continuing and the Depositary requests that the Physical Notes be issued in exchange for the Global Note.

In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures, and the Issuer, in accordance with Section 3.03, will promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 3.03, promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 3.06.

(ii) In addition, if the Issuer, in its sole discretion, determines that any beneficial interest in a Global Note will be exchangeable for Physical Notes:

(1) the Registrar will deliver notice of such request to the Issuer and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note;

(2) the Issuer will, in accordance with Section 3.03, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 3.03, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by the owner of the applicable beneficial interest, Physical Notes registered in such owner's name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Notes are required to bear under Section 3.06; and

(3) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged.

If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d) Transfer and Exchange of Physical Notes.

(i) If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Issuer, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation that the Issuer, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.06 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in Section 3.06 and this Section 3.10.  Upon the satisfaction of conditions (A), (B) and (C), the Issuer, in accordance with Section 3.03, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.03, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denominations, having like aggregate principal amount and bearing any restrictive legends required by Section 3.06.

(ii) If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Issuer, the Trustee or the Registrar, at any office or agency maintained by the Issuer for such purposes pursuant to Section 4.02.  Whenever a Holder surrenders Notes for exchange, the Issuer, in accordance with Section 3.03, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 3.03, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Physical Notes are to bear under Section 3.06.

(iii) If Physical Notes are issued while any Global Note is outstanding, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Issuer, the Trustee or the Registrar, at any office or agency maintained by the Issuer for such purposes pursuant to Section 4.02; (B) if such Physical Note is a Restricted Note, delivering any documentation the Issuer, the Guarantor, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 3.06 and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 3.10 and Section 3.06; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase; provided that no Holder of a Physical Note that is a Restricted Note may exchange such Physical Note for an interest in a Global Note unless such Global Note is a Restricted Note subject to the same restrictions under Section 3.06 (including the same expiration of any holding periods under Rule 144) or the Issuer otherwise consents in writing to such exchange.  Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note.

Section 3.11 Cancellation of Notes Paid, Exchanged, Etc.; Repurchases.  The Issuer shall cause all Notes surrendered for payment at maturity, repurchase upon a Fundamental Change, repurchase pursuant to Article 6 hereof, redemption, registration of transfer or exchange (including pursuant to Article 7 hereof), if surrendered to the Issuer or any of its agents or subsidiaries, to be delivered to the Trustee for cancellation and such Notes shall no longer be considered "outstanding" under this Indenture upon such payment at maturity, repurchase upon a Fundamental Change, repurchase pursuant to Article 6 hereof, redemption, registration of transfer or exchange (including pursuant to Article 7 hereof), as the case may be.

All Notes delivered to the Trustee shall be cancelled promptly by it, upon written instruction, in accordance with its customary procedures, and no Notes shall be authenticated in exchange therefor except for Notes surrendered for registration of transfer or exchange (other than pursuant to Article 7 hereof) and except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of cancelled Notes in accordance with its customary procedures and, after such disposition, shall deliver evidence of such disposition to the Issuer, at the Issuer's written request in a Company Order.

If the Issuer or the Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.  The Notes so acquired, while held by or on behalf of the Issuer or the Guarantor or any of its Subsidiaries, shall not entitle the Holder thereof to exchange the Notes pursuant to Article 7 hereof.  The Issuer may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

The Issuer and the Guarantor may, at their option, and to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Issuer), repurchase Notes in the open market or otherwise, whether by the Issuer, the Guarantor or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the Holders of such Notes.  Any Notes repurchased by the Issuer or the Guarantor will be delivered to the Trustee for cancellation pursuant to this Section 3.11.  The Issuer and the Guarantor may, at their option and to the extent permitted by applicable law, reissue, resell or surrender to the Trustee for cancellation any Notes that the Issuer and the Guarantor may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute restricted securities upon such reissuance or resale; provided that if any such reissued or resold Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, Canadian federal income tax purposes or for the purposes of U.S. securities laws or Canadian Securities Laws, such reissued or resold Notes will have one or more separate CUSIP numbers.  Any Notes that the Issuer and the Guarantor may repurchase will be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are held by the Issuer and the Guarantor, any of their subsidiaries or affiliates or any subsidiary of any of their affiliates, for the purpose of determining whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture) unless and until such time the Issuer and the Guarantor surrender them to the Trustee for cancellation and, upon receipt of a written order from the Issuer, the Trustee will cancel all Notes so surrendered.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.11.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 3.12 CUSIP Numbers.  In issuing the Notes, the Issuer may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or Fundamental Change Notices as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere and; provided further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

Section 3.13 No Regular Interest; Accrual and Payment of Additional Interest.

(a) The Notes will not bear regular interest, and the principal amount of the Notes will not accrete.  If any Additional Interest has accrued on any Note, then such Additional Interest will be payable in arrears on the next Additional Interest Payment Date to the Holder of record of such Note as of the close of business on the immediately preceding Additional Interest Record Date.  Additional Interest (if any) on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b) If the Issuer fails to pay any amount (a "Defaulted Amount") payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest ("Default Interest") will not accrue on such Defaulted Amount unless Additional Interest was payable on the required Additional Interest Payment Date, in which case such Defaulted Amounts will accrue Default Interest from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Issuer to the Holder of such Note as of the Close of Business on a special record date selected by the Issuer, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Issuer will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date. For the avoidance of doubt, if any Defaulted Amounts, together with any Default Interest thereon, are paid to Holders in accordance with the terms of this Indenture prior to (i) the expiration of any applicable grace period with respect to the Default in the relevant payment as set forth in Section 9.01 or (ii) if later, the delivery of any notice of acceleration pursuant to Section 9.02 with respect to the Event of Default relating to such Default in the relevant payment, such Default or Event of Default shall be deemed cured and the Notes shall not be subject to acceleration pursuant to Section 9.02 on account of such Default or Event of Default.

(c) For the purposes solely of disclosure under the Interest Act (Canada), whenever interest to be paid on the Notes is calculated on the basis of a year of 360 days composed of twelve 30-day months or on the basis of any other period which contains fewer days than the actual number of days in the calendar year of calculation (a "deemed year"), such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Section 3.14 Business Day.  If any Additional Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date, Optional Repurchase Date or Redemption Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled payment date, and no interest on such payment will accrue in respect of the delay.

ARTICLE 4
PARTICULAR COVENANTS OF THE ISSUER

Section 4.01 Payment of Principal and Additional Interest.  The Issuer will pay or cause to be paid the principal of, Fundamental Change Repurchase Price for, Optional Repurchase Price for, Redemption Price for and any Additional Amounts with respect to, or the Exchange Obligation with respect to, and any accrued and unpaid interest (if any) on, the Notes on the dates and in the manner required under this Indenture and the Notes.  Any principal of, Fundamental Change Repurchase Price for, Optional Repurchase Price for, Redemption Price for, Additional Amounts with respect to, Exchange Obligation with respect to, or interest (if any) on, a Note will be considered paid on the date due if the Paying Agent or in the case of an Exchange Obligation, the Exchange Agent, in each case if other than the Issuer, holds, as of 11:00 a.m., New York City time, on the due date, money deposited by the Issuer and/or other Exchange Consideration, if applicable, by wire transfer in immediately available funds and designated for and sufficient to pay such principal, Fundamental Change Repurchase Price, Optional Repurchase Price,  Redemption Price, Additional Amounts, Exchange Obligation or interest (if any) then due.  Payments of the Fundamental Change Repurchase Price, Optional Repurchase Price, Redemption Price, principal or interest (if any) that are not made when due will not accrue interest unless Additional Interest was payable on the required payment date, in which case such overdue payments will accrue Default Interest as provided in Section 9.04.

Section 4.02 Maintenance of Office or Agency.

(a) The Issuer shall maintain in the U.S. at least one office or agency of the Exchange Agent where Notes may be presented and at least one office of the Paying Agent.  The Issuer may have one or more registrars, one or more additional paying agents and one or more additional exchange agents.  The term Paying Agent includes any additional paying agents.  The term Exchange Agent includes any additional exchange agents.  The term Registrar includes any additional registrars.

(b) The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Exchange Agent.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuer shall notify the Trustee in writing of the name and address of any such agent.  If the Issuer fails to maintain a Registrar, Paying Agent or Exchange Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.07.  The Issuer or any of its Affiliates (including the Guarantor) may act as Paying Agent, Registrar, Exchange Agent or co-registrar.

(c) At any time, the Issuer may change such designation by delivering written notice to the Trustee signed by any officer authorized to sign an Officer's Certificate and delivered to the Trustee, which notice will designate some other office or agency as the Registrar, Exchange Agent or Paying Agent, as the case may be.  If at any time the Issuer shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, Notes may be surrendered for exchange at the Corporate Trust Office of Trustee.

Section 4.03 Appointments to Fill Vacancies in Trustee's Office.  The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 11.11, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent.

(a) The Issuer may designate additional Paying Agents, rescind the designation of any Paying Agent, or approve a change in the office through which any Paying Agent acts.  If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of (including the Fundamental Change Repurchase Price, Optional Repurchase Price, and Redemption Price, if applicable) or interest (if any) on the Notes (whether such sums have been paid to it by the Issuer or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee written notice of any failure by the Issuer or the Guarantor (or by any other obligor on the Notes) to make any payment of the principal of (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable) or interest (if any) on the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(b) The Issuer shall, on or before each due date of the principal of (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable) or Additional Interest (if any) on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest (if any), and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(c) If the Issuer or the Guarantor shall act as Paying Agent, it will, on or before each due date of the principal of (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable) or interest (if any) on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal or interest (if any) so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer or the Guarantor (or any other obligor under the Notes) to make any payment of the principal of (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable) or interest (if any) on the Notes when the same shall become due and payable.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 13.03 and Section 13.04.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer or the Guarantor if acting as Paying Agent) and shall have no control of any funds held by such other Paying Agents.  Upon any Event of Default specified in Section 9.01(a)(viii) or (ix) with respect to the Issuer or the Guarantor, the Trustee shall automatically be the Paying Agent if the Trustee is not the Paying Agent at such time.

Section 4.05 Existence.  Subject to Article 10, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Issuer and the Guarantor shall not be required to preserve any such right if the Issuer or the Guarantor, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor, as applicable.

Section 4.06 Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date which is six (6) months after the Last Date of Original Issuance of any of the Initial Notes, the Guarantor fails to have timely filed any document or report that the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Initial Notes are not otherwise Freely Tradable, the Issuer shall pay Additional Interest on the Initial Notes.  Additional Interest shall accrue at the rate of 0.25% per annum of the principal amount of the Initial Notes outstanding for the first ninety (90) days for which the Guarantor's failure to file has occurred and is continuing and at a rate of 0.50% per annum of the principal amount of Initial Notes outstanding for the remaining portion of such period; provided that such Additional Interest shall cease to accrue on the date that is one (1) year from the Last Date of Original Issuance of any of the Initial Notes.

(b) Further, if, and for so long as, the Restricted Notes Legend has not been removed from the Initial Notes, the Initial Notes are assigned a restricted CUSIP number or the Initial Notes are not otherwise Freely Tradable as of the De-legending Deadline Date, the Issuer shall pay Additional Interest on the Initial Notes.  Such Additional Interest will accrue on the Initial Notes from the three hundred eighty fifth (385th) day after the Last Date of Original Issuance of any of the Initial Notes at the rate of 0.50% per annum of the principal amount of Initial Notes outstanding until the Restricted Notes Legend has been removed, the Initial Notes are assigned an unrestricted CUSIP number and the Initial Notes are Freely Tradable; provided, however, that no Additional Interest shall accrue or be owed pursuant to this Section 4.06 until the fifteenth (15th) Business Day following written notification to the Issuer by the Trustee (at the direction of Holders) or by any Holder or beneficial owner of the Notes (with a copy to the Trustee) requesting that the Issuer comply with its obligations described in this Section 4.06 (which notice may be given at any time after the three hundred thirty fifth (335th) day after the Last Date of Original Issuance of the Initial Notes or any Additional Notes, as the case may be), it being understood and agreed that in no event shall Additional Interest accrue or be owed pursuant to this Section 4.06 for any period prior to the three hundred eighty fifth (385th) day after the Last Date of Original Issuance of the Initial Notes or any Additional Notes, as the case may be.

(c) In no event shall Additional Interest payable pursuant to this Section 4.06 accrue, together with any Additional Interest payable pursuant to Section 9.04(b), at a rate per year in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to this Section 4.06 or pursuant to Article 9.

(d) Additional Interest that is payable pursuant to this Section 4.06 shall be payable in arrears on each Additional Interest Payment Date following accrual in the manner described in Section 3.13 and shall be separate and distinct from, and in addition to, any Additional Interest that may accrue at the Issuer's election as the sole remedy relating to a Reporting Default.

(e) The Issuer shall notify the Trustee and the Paying Agent (if other than the Trustee) in writing of any Additional Interest that has become due and payable.  Such notice shall include reference to the event that caused the Additional Interest to become due, the Additional Interest rate, and the date that such Additional Interest shall begin to accrue from.  If Additional Interest shall cease to accrue, the Issuer shall notify the Trustee and the Paying Agent (if other than the Trustee) in writing.  Unless and until a Trust Officer of the Trustee receives at the Corporate Trust Office an Officer's Certificate specifying that Additional Interest is payable, the Trustee may conclusively assume without inquiry that no such Additional Interest is payable.

(f) Notwithstanding the foregoing, the Issuer will not be required to pay Additional Interest with respect to any failure to timely file any report, if the Notes are not eligible for resale under Rule 144 or if the Notes are not Freely Tradable, in each case as required under this Section 4.06 (i) on any date on which (a) the Issuer and the Guarantor have filed a shelf registration statement for the resale of the Notes (including the Guarantee) and any Common Shares issuable upon exchange of the Notes, (b) such shelf registration statement is effective and usable by Holders identified therein as selling security holders for the resale of the Notes, the Guarantee and any Common Shares issued upon exchange of the Notes, (c) the Holders may register the resale of their Notes under such shelf registration statement on terms customary for the resale of exchangeable securities offered in reliance on Rule 144A and (d) the Notes and/or Common Shares sold pursuant to such shelf registration statement become Freely Tradable as a result of such sale, or (ii) once the Issuer has complied with the requirements set forth in clause (i) above for a period of two (2) years.

Section 4.07 Rule 144A Information Requirement and Annual Reports.  The Issuer covenants that documents or any annual or quarterly reports (on Form 10-K or Form 10-Q or any successor form) that the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission) shall be filed by the Issuer with the Trustee within fifteen (15) calendar days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act); provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents by the Guarantor pursuant to the Commission's "EDGAR" system (or any successor thereto) shall be deemed to constitute "filing" with the Trustee for purposes of this Section 4.07; provided, however, that the Trustee shall have no obligation whatsoever to determine if such reports have been filed.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's or the Guarantor's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer's compliance with the covenants or with respect to any reports or other documents filed via EDGAR or any website under the Indenture or participate in any conference calls.

At any time the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall, so long as any of the Notes or Common Shares delivered upon exchange of the Notes will, at such time, constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such Common Shares, as applicable, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such Common Shares, as applicable, pursuant to Rule 144A.

The Issuer and the Guarantor will take such further action as any Holder or beneficial owner of such Notes or such Common Shares, as applicable, may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such Common Shares, as applicable, in accordance with Rule 144A.

Section 4.08 Stay; Extension and Usury Laws.  Each of the Issuer and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer or the Guarantor from paying all or any portion of the principal of (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable) or interest (if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and each of the Issuer and the Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09 Compliance Certificate; Statements as to Defaults.  The Issuer shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending March 31, 2026), an Officer's Certificate, indicating whether the signer thereof knows of any Default or Event of Default that occurred during the previous fiscal year and specifying all such Defaults or Events of Default, the nature and the status thereof and the actions which the Issuer proposes to take with respect thereto.

The Issuer shall deliver to the Trustee, within thirty (30) calendar days after the Issuer becomes aware of the occurrence of any Default or Event of Default, a written notice of such Default or Event of Default, its status and the action which the Issuer is taking or proposes to take with respect thereto; provided, however, that the Issuer shall not be required to deliver such notice if such Default or Event of Default has been cured.

Section 4.10 Additional Amounts.

(a) All payments and deliveries made by or on behalf of the Issuer, or any successor to the Issuer under or with respect to the Notes (or by Guarantor or any successor to Guarantor in respect of the Guarantee), including, but not limited to, payments of principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable), premium, if any, payments of interest (if any) and payments of cash and/or deliveries of Common Shares (together with payments of cash for any fractional Common Share) upon exchange and any payments under the Guarantee pursuant to Article 15, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied (including any penalties and interest related thereto) ("Applicable Taxes") unless the withholding or deduction of such Applicable Taxes is then required by law or regulation or by government policy having the force of law.  If any deduction or withholding for or on account of Applicable Taxes is imposed or levied by or on behalf of (1) Canada or Bermuda (or any political subdivision or taxing authority thereof or therein), (2) any jurisdiction in which the Issuer or the Guarantor or any of their successors are, for tax purposes, incorporated, organized or resident or as a result of activities carried on by the Issuer, the Guarantor or any successor, has otherwise created a taxable presence (or any political subdivision or taxing authority thereof or therein) or (3) any jurisdiction through which payment is made or deemed made (or any political subdivision or taxing authority thereof or therein) (each jurisdiction described in (1), (2) or (3), as applicable, a "Relevant Taxing Jurisdiction"), the Issuer (or the Guarantor, in respect of the Guarantee) shall pay to the Holder of each Note such additional amounts (the "Additional Amounts") as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any Applicable Taxes on the Additional Amounts) under a Relevant Taxing Jurisdiction will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no additional amounts will be payable:

(i) for or on account of:

(1) any Applicable Taxes that would not have been imposed but for:

(A) the existence of any present or former connection between the relevant Holder or beneficial owner of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (other than merely acquiring or holding such Note or the receipt of payments or the exercise or enforcement of rights under the Notes or the Guarantee), including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of, or incorporated in, such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B) the presentation of such Note (in cases in which presentation is required) more than thirty (30) days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable), premium, if any, and interest (if any) on or payments of cash and/or deliveries of Common Shares upon exchange of, such Note became due and payable pursuant to the terms thereof or was made or duly provided for (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such thirty (30) day period); or

(C) the failure of the Holder or beneficial owner to provide a declaration of non-residence or other similar claim for exemption or to present any applicable form or certificate, in each case, within a reasonable period of time following a timely and reasonable written request from the Issuer, the Guarantor, or any successor to the Issuer or the Guarantor; provided that the Holder or beneficial owner is legally entitled to provide such declaration, claim form or certificate and that upon the making of such declaration or claim or presentation of such form or certificate, the Holder or beneficial owner would have been able to avoid, eliminate or reduce such deduction or withholding;

(2) any estate, inheritance, gift, sale, excise, transfer, personal property or similar Applicable Taxes;

(3) any Applicable Taxes that are payable otherwise than by withholding or deduction from payments under or with respect to the Notes;

(4) any taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the Notes or request for payment under the Guarantee to another Paying Agent designated by the Issuer pursuant to this Indenture;

(5) any combination of Applicable Taxes referred to in the preceding clauses (1), (2), (3), and (4), and

(ii) with respect to any payment of the principal of (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable), premium, if any, and interest (if any) on, or payments of cash and/or deliveries of Common Shares upon exchange of such Note to a Holder, if the Holder is a fiduciary, partnership or person, other than the sole beneficial owner of that payment, to the extent that such payment would be required under the laws of the Relevant Taxing Jurisdiction to be included for tax purposes in the income of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof;

(b) Any Applicable Taxes imposed by a Relevant Taxing Jurisdiction that are not excluded pursuant to any of the above clauses are referred to as "Indemnified Taxes". The Issuer will indemnify and hold harmless a Holder or beneficial owner of the Notes for the amount of any Indemnified Taxes payable levied or imposed and paid by such Holder or beneficial owner as a result of payments made under or with respect to the Notes, any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, and any such Indemnified Taxes levied or imposed and paid by such Holder or beneficial owner of the Notes with respect to any reimbursement under this paragraph.

(c) The Issuer shall also pay and indemnify the Holder for any present or future stamp, issue, registration, value added, court or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including penalties, interest and any other reasonable expenses related thereto) which are levied by any Relevant Taxing Jurisdiction ("Transfer Taxes") on the execution, delivery, registration or enforcement of any of the Notes, the Indenture or any other document or instrument referred to therein or the receipt of payments with respect thereto.  For the avoidance of doubt, the indemnification provided in this paragraph shall not include any Transfer Taxes arising from the transfer of Notes in the ordinary course.

(d) Any amounts to be paid on the Notes shall be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any amended or successor versions of such Code Sections, any current or future official interpretations thereof or regulations promulgated thereunder ("FATCA"), any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, any law, regulation or other official guidance enacted or published in any jurisdiction implementing FATCA or an intergovernmental agreement with respect thereto, or any agreement with the U.S. Internal Revenue Service under FATCA (including any agreement described in Code Section 1471(b)), and neither the Issuer nor the Guarantor shall be required to pay Additional Amounts on account of any FATCA withholding tax.

(e) If the Issuer (or due to the Guarantee, the Guarantor) become after the Offering Memorandum Date obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes, the Issuer shall deliver to the Trustee on a date that is at least thirty (30) days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the thirtieth (30th) day prior to that payment date, in which case the Issuer shall notify the Trustee promptly thereafter) an Officer's Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable.  The Officer's Certificate must also set forth any other information reasonably necessary to enable the Paying Agent or the Exchange Agent, as the case may be, to pay Additional Amounts to Holders on the relevant payment date.  The Trustee shall be entitled to rely solely on such Officer's Certificate as conclusive proof that such payments are necessary.  The Issuer shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(f) The Issuer, the Guarantor, any successor to the Issuer or the Guarantor, and the Paying Agent, as appropriate, shall make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.  Upon request, the Issuer shall provide to the Trustee an official receipt or, if official receipts are not customarily provided by the relevant taxing authority, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Applicable Taxes so deducted or withheld.  The Issuer will attach to each certified copy or other document a certificate stating the amount of such Applicable Taxes paid per $1,000 principal amount of the Notes then outstanding.  Upon written request, copies of those receipts or other documentation, as the case may be, shall be made available by the Issuer or the Trustee to the Holders of the Notes.

(g) Whenever there is mentioned in any context the payment of cash and/or the delivery of Common Shares (together with payments of cash for any fractional Common Share) upon exchange of the Notes or the payment of principal of (including Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable), and any premium or interest (if any) on, any Note or any other amount payable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for in the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Section 4.10(a).

(h) The above obligations in this Section 4.10 will apply mutatis mutandis to any successor to the Issuer or the Guarantor.

ARTICLE 5
REDEMPTION

Section 5.01 Optional Redemption

(a) Optional Redemption for Changes in the Tax Laws of a Relevant Taxing Jurisdiction.

(i) If the Issuer (or due to the Guarantee, the Guarantor) have, or on the next Additional Interest Payment Date would, become obligated to pay to any Holder Additional Amounts as a result of (A) any change or amendment on or after the Offering Memorandum Date (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on the Offering Memorandum Date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction hereunder, and in the case of a successor to the Issuer, after the date such successor assumes all of its obligations under the Notes and this Indenture) in the laws or any rules or regulations of a Relevant Taxing Jurisdiction or (B) any change or amendment on or after the date of the Offering Memorandum (or, if the Relevant Taxing Jurisdiction was not a Relevant Taxing Jurisdiction on such date, the date on which such Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction hereunder, and in the case of a successor to the Issuer, after the date such successor assumes all of its obligations under the Notes and hereunder), in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the formal announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (a "Change in Tax Law"), the Issuer may at its option redeem for cash all but not part of the Notes then outstanding (except in respect of Excluded Holders that have complied with Section 5.03(b)) at a redemption price (the "Tax Redemption Price") equal to 100% of the principal amount plus accrued and unpaid interest (if any) to, but excluding, the Tax Redemption Date, including, for the avoidance of doubt, any Additional Amounts with respect to such Tax Redemption Price and accrued and unpaid interest, if any (such redemption, a "Tax Redemption"); provided, that the Issuer may only elect a Tax Redemption if (x) the Issuer cannot avoid these obligations by taking commercially reasonable measures available to it, and (y) the Issuer delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction attesting to such Change in Tax Law and obligation to pay Additional Amounts (which opinion, for the avoidance of doubt, shall not be required to include an opinion as to whether "commercially reasonable efforts" could be undertaken to avoid the otherwise applicable obligations); provided, that changing the Guarantor's and/or the Issuer's jurisdiction of incorporation is not a commercially reasonable measure for the purposes of this Section 5.01(a).  The Trustee will have no obligation or liability to determine whether any such change in law exists and whether the Issuer or Guarantor has taken measures necessary to avoid these obligations.  If the Tax Redemption Date occurs after an Additional Interest Record Date and on or prior to the corresponding Additional Interest Payment Date, the Issuer will pay the full amount of accrued and unpaid interest (if any) and any Additional Amounts with respect to such interest, due on such Additional Interest Payment Date to the record Holder of the Notes on or, at the Issuer's election, before the Additional Interest Record Date corresponding to such Additional Interest Payment Date, and the Tax Redemption Price payable to the Holder that presents a Note for Tax Redemption will be equal to 100% of the principal amount of such Notes, including, for the avoidance of doubt, any Additional Amounts with respect to such Tax Redemption Price.

(ii) The Issuer will provide not less than forty (40) nor more than seventy (70) Scheduled Trading Days' notice before the Tax Redemption Date to registered Holders of the Notes (with notice of such redemption to the Trustee and Paying Agent at least five (5) Business Days prior to when notice is sent to Holders, unless a shorter period shall be acceptable to the Trustee), except that, (a) the Issuer will not give a Notice of Tax Redemption earlier than seventy (70) Scheduled Trading Days prior to the earliest date on or from which the Issuer would be obligated to pay any such Additional Amounts and (b) at the time the Issuer gives such Notice of Tax Redemption, the circumstances creating the Issuer's obligation to pay such Additional Amounts remain in effect.

(iii) The Redemption Date must be a Business Day and must be on or prior to the second (2nd) Business Day immediately preceding the Maturity Date.

(b) Provisional Redemption on or after April 20, 2029.  On or after April 20, 2029, the Issuer may redeem for cash all or any portion of the Notes then outstanding if the Last Reported Sale Price of the Common Shares has been at least 130% of the Exchange Price then in effect for at least twenty (20) Trading Days (whether or not consecutive) during any thirty (30) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides a Notice of Provisional Redemption.  The redemption price (the "Provisional Redemption Price") will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (if any) to, but not including, the Provisional Redemption Date (such redemption, a "Provisional Redemption"); provided that if the Provisional Redemption Date occurs after an Additional Interest Record Date and on or prior to the corresponding Additional Interest Payment Date, the Issuer will pay the full amount of accrued and unpaid interest (if any) due on or, at the Issuer's election, before such Additional Interest Payment Date to the record Holder of the Notes at the Close of Business on the Additional Interest Record Date corresponding to such Additional Interest Payment Date, and the Provisional Redemption Price payable to the Holder who presents a Note for Provisional Redemption will be equal to 100% of the principal amount of such Notes.

(c) No Notes may be redeemed in a Tax Redemption or a Provisional Redemption if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable Redemption Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the applicable Redemption Price with respect to such date).

Section 5.02 Notice of Tax Redemption and Notice of Provisional Redemption.

(a) At least forty (40) Scheduled Trading Days but not more than seventy (70) Scheduled Trading Days prior to a Redemption Date in connection with a Tax Redemption or at least thirty five (35) Scheduled Trading Days but not more than fifty (50) Scheduled Trading Days prior to a Redemption Date in connection with a Provisional Redemption, the Issuer shall provide a written notice of a redemption to the Trustee, the Paying Agent (if other than the Trustee) the Exchange Agent (if other than the Trustee) and each Holder of Notes to be redeemed (a "Notice of Tax Redemption" or a "Notice of Provisional Redemption," as applicable).  As long as the Notes are held through the Depositary, such notice may be made by electronic transmission to the Depositary, as registered holder.

The Notice of Tax Redemption and the Notice of Provisional Redemption shall specify the Notes to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the applicable Exchange Rate and any adjustments to the Exchange Rate;

(iv) the applicable Exchange Price;

(v) the name and address of the Paying Agent and the Exchange Agent;

(vi) that Notes called for redemption (or deemed called for redemption pursuant to Section 7.01(d) hereof) may be exchanged at any time before the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the related Redemption Date or, if the Issuer fails to pay the Redemption Price, such later date on which the Issuer pays the Redemption Price;

(vii) that Holders who want to exchange Notes must satisfy the requirements set forth therein and in this Indenture;

(viii) in the case of a Tax Redemption, that Holders have the right to elect not to have their Notes redeemed by delivery to the Paying Agent a Notice of Tax Redemption Election;

(ix) in the case of a Tax Redemption, that Holders who wish to elect not to have their Notes redeemed or to withdraw such an election must satisfy the requirements set forth herein and in the Indenture;

(x) in the case of a Tax Redemption, that, at and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in cash, Common Shares, Reference Property or otherwise) after the Tax Redemption Date (or, if the Issuer fails to pay the Tax Redemption Price, such later date on which the Issuer pays the Tax Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with such Tax Redemption, the Issuer shall be obligated to pay such Additional Amounts, if any, with respect to such exchange;

(xi) that Notes to be redeemed must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(xii) that, unless the Issuer defaults in making payment of such Redemption Price, interest will cease to accrue with respect to redeemed Notes on and after the Redemption Date;

(xiii) the CUSIP number(s) of the Notes subject to redemption;

(xiv) if Holders of Notes called for redemption (or deemed called for redemption pursuant to Section 7.01(d) hereof) would be entitled to Additional Shares upon exchange in connection with such redemption, that Holders would be so entitled and a description of the method for determining the amount by which the Exchange Rate has been, or would be, so increased (along with a description of how such increase is calculated and the time period during which Notes must be surrendered in order to be entitled to such increase); and

(xv) if fewer than all the outstanding Notes are to be redeemed pursuant to a Provisional Redemption, the certificate numbers (if such Notes are held other than in global form) and principal amounts of the particular Notes to be redeemed.

(b) Simultaneously with providing such Notice of Tax Redemption or Notice of Provisional Redemption, as applicable, the Guarantor shall publish a notice containing this information on the Guarantor's website or through such other public medium as the Guarantor may use at that time.

(c) At the Issuer's written request delivered at least five (5) Business Days prior to the Redemption Notice Date (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give such Notice of Tax Redemption or Notice of Provisional Redemption, as applicable, as prepared by the Issuer, to each Holder of Notes to be redeemed in the Issuer's name and at the Issuer's expense.

Section 5.03 Holder's Right to Elect in Connection with a Tax Redemption.

(a) Upon receiving a Notice of Tax Redemption, each Holder shall have the right to elect to not have its Notes redeemed, in which case neither the Issuer nor the Guarantor will be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon exchange, required repurchase in connection with a Fundamental Change, maturity or otherwise, and whether in cash, Common Shares, Reference Property or otherwise) after the Tax Redemption Date (or, if the Issuer fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Issuer pays the Tax Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Notes redeemed exchanges its Notes in connection with such Tax Redemption as set forth under Section 7.01(d), the Issuer shall be obligated to pay Additional Amounts, if any, with respect to such exchange.

(b) Upon receiving a Notice of Tax Redemption, and subject to the Applicable Procedures of the Depositary, each Holder who does not wish to have the Issuer redeem its Notes pursuant to this Article 5 (any such Holder, an "Excluded Holder") must deliver to the Paying Agent a written notice of election (the "Notice of Tax Redemption Election") substantially in the form of Exhibit B hereto, or any other form of written notice substantially similar to the Notice of Tax Redemption Election, in each case, duly completed and signed, so as to be received by the Paying Agent prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the Tax Redemption Date; provided that, a Holder that complies with the requirements for exchange set forth under Section 7.02 will be deemed to have delivered a Notice of Tax Redemption Election.  A Holder may withdraw any Notice of Tax Redemption Election (other than such a deemed Notice of Tax Redemption Election) by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the related Redemption Date (or, if the Issuer fails to pay the Tax Redemption Price on the Tax Redemption Date, such later date on which the Issuer pays the Tax Redemption Price).  If no such election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.

Section 5.04 Effect of Notice of Tax Redemption and Notice of Provisional Redemption. Once a Notice of Tax Redemption or a Notice of Provisional Redemption is given, Notes to be redeemed become due and payable on the Redemption Date and at the Redemption Price stated in such notice, except for Notes which are exchanged pursuant to Article 7 and except for Notes subject to Section 5.03.  Upon surrender to the Paying Agent, such redeemed Notes shall be paid at the Redemption Price stated in the Notice of Tax Redemption or Notice of Provisional Redemption, as applicable.  Failure to give the Notice of Tax Redemption or Notice of Provisional Redemption or any defect in such notice to any Holder shall not affect the validity of such notice to any other Holder.

Section 5.05 Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on a Redemption Date, the Issuer or the Guarantor shall deposit with the Paying Agent (or if the Issuer or the Guarantor is the Paying Agent, it shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes to be redeemed which on or prior thereto have been delivered by the Issuer to the Trustee for cancellation or have been exchanged.  The Paying Agent shall as promptly as practicable return to the Issuer or the Guarantor any money not required for that purpose because of exchange of Notes pursuant to Article 7.  If such money is then held by the Issuer or the Guarantor in trust and is not required for such purpose it shall be discharged from such trust.

If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Notes (i) for which a Notice of Tax Redemption has been given and with respect to which a Notice of Tax Redemption Election has not been made or deemed to have been made or (ii) for which a Notice of Provisional Redemption has been given, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price of such Note, including Additional Amounts, if any, with respect thereto.  Nothing herein shall preclude the withholding of any taxes required by law to be withheld or deducted.

Section 5.06 Partial Redemption. In the event of a Partial Redemption, the Trustee will select the Notes to be redeemed in whole or in part (such that the principal amount of a Holder's Note not to be redeemed equals $1,000 or an integral multiple of $1,000 in excess thereof), in the case of Global Notes, by lot, or on a pro rata basis, in all cases in accordance with the Applicable Procedures, and in the case of Physical Notes, in the manner described in Section 5.01 and Section 5.02.  Upon surrender of a Note that is redeemed in part pursuant to a Partial Redemption, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination, which shall be $1,000 principal amount or an integral multiple of $1,000 in excess thereof, equal in principal amount to the unredeemed portion of the Note surrendered.  In the event of a Tax Redemption or Provisional Redemption, the Issuer shall not be required to (i) issue, register the transfer of or exchange any Notes during the fifteen (15) calendar day period prior to the date on which the relevant Notice of Tax Redemption or Notice of Provisional Redemption is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part pursuant to a Partial Redemption.

If the Trustee selects a portion of a Holder's Notes for Provisional Redemption and the Holder exchanges a portion of such Holder's Notes, the exchanged portion of such Holder's Notes shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such exchanged portion over such portion selected for redemption.

ARTICLE 6
REPURCHASE OF NOTES BY ISSUER AT THE OPTION OF THE HOLDER

Section 6.01 Repurchase at Option of Holders.

Subject to the other terms of this Article 6, each Holder shall have the right (the "Optional Repurchase Right"), at such Holder's option, to require the Issuer to repurchase (an "Optional Repurchase") for cash all of such Holder's Notes (or any portion thereof in an authorized denomination) on April 15, 2029 (the "Optional Repurchase Date").

Section 6.02 Repurchase Prohibited in Certain Circumstances.

If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Optional Repurchase Date for an Optional Repurchase (including as a result of the payment of the related Optional Repurchase Price on such Optional Repurchase Date), then (i) the Issuer may not repurchase any Notes pursuant to this Article 6; and (ii) the Issuer will cause any Notes theretofore surrendered for such Optional Repurchase to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Issuer, the Guarantor, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Applicable Procedures).

Section 6.03 Optional Repurchase Price.

The Optional Repurchase Price for any Note to be repurchased upon an Optional Repurchase is an amount in cash equal to the principal amount of such Note (the "Optional Repurchase Price"); provided that the Holder of such Note at the Close of Business on the Additional Interest Record Date immediately preceding the Additional Interest Payment Date falling on the Optional Repurchase Date will be entitled, notwithstanding such Optional Repurchase, to receive, on or, at the Issuer's election, before such Additional Interest Payment Date, the unpaid interest (if any) that would have accrued on such Note to, but excluding, such Additional Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Additional Interest Payment Date).

Section 6.04 Issuer Notice.

On or before the twentieth (20th) Business Day prior to the Optional Repurchase Date, the Issuer will send to each Holder in writing, with a copy to the Trustee, the Paying Agent and the Exchange Agent (if other than the Trustee) a notice of such Optional Repurchase Right (the "Issuer Notice").

The Issuer Notice must state:

(i) the last date on which a Holder may exercise the Optional Repurchase Right pursuant to this Article 6;

(ii) the Optional Repurchase Price per $1,000 principal amount of Notes and the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 6.03;

(iii) the Optional Repurchase Date;

(iv) the procedures that a Holder must follow to require the Issuer to repurchase its Notes pursuant to this Article 6, including the procedures for submitting and withdrawing an Optional Repurchase Notice;

(v) the name and address of the Paying Agent and the Exchange Agent;

(vi) the Exchange Rate in effect on the date of such Issuer Notice;

(vii) that Notes for which an Optional Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Optional Repurchase Price;

(viii) that Notes (or any portion thereof) that are subject to an Optional Repurchase Notice that has been duly tendered may be exchanged only if such Optional Repurchase Notice is withdrawn in accordance with this Indenture; and

(ix) the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver the Issuer Notice nor any defect in the Issuer Notice will limit the Optional Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Optional Repurchase.

Section 6.05 Procedures to Exercise the Optional Repurchase Right.

(a) Delivery of Optional Repurchase Notice and Notes to Be Repurchased. To exercise its Optional Repurchase Right for a Note, the Holder thereof must deliver to the Paying Agent:

(1)    during the period from the Open of Business on the date that is twenty (20) Business Days prior to the Optional Repurchase Date until the Close of Business on the Business Day immediately before the Optional Repurchase Date (or such later time as may be required by law), a duly completed, written Optional Repurchase Notice with respect to such Note; and

(2)    such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Issuer a copy of each Optional Repurchase Notice that it receives.

(b) Contents of Optional Repurchase Notices. Each Optional Repurchase Notice with respect to a Note must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be repurchased, which must be an authorized denomination; and

(3) that such Holder is exercising its Optional Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Optional Repurchase Notice must comply with the Applicable Procedures (and any such Optional Repurchase Notice delivered in compliance with the Applicable Procedures will be deemed to satisfy the requirements of this Section 6.05).

(c) Withdrawal of Optional Repurchase Notice. A Holder that has delivered an Optional Repurchase Notice with respect to a Note may withdraw such Optional Repurchase Notice by delivering a written notice of withdrawal to the Issuer and the Paying Agent at any time before the Close of Business on the Business Day immediately before the Optional Repurchase Date. Such withdrawal notice must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be withdrawn, which must be an authorized denomination; and

(3) the principal amount of such Note, if any, that remains subject to such Optional Repurchase Notice, which must be an authorized denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Applicable Procedures (and any such withdrawal notice delivered in compliance with the Applicable Procedures will be deemed to satisfy the requirements of this Section 6.05).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Issuer; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 8.06 treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Issuer, Guarantor, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Applicable Procedures).

Section 6.06 Payment of the Optional Repurchase Price.

Without limiting the Issuer’s obligation to deposit the Optional Repurchase Price within the time prescribed by Section 4.01, the Issuer will cause the Optional Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to an Optional Repurchase to be paid to the Holder thereof on or before the later of (i) the Optional Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Applicable Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 6.03 on any Note to be repurchased pursuant to an Optional Repurchase must be paid pursuant to such proviso regardless of whether such Note is delivered or such Applicable Procedures are complied with pursuant to the first sentence of this Section 6.06.

Section 6.07 Compliance with Applicable Securities Laws.

To the extent applicable, the Issuer will comply, in all material respects, with all U.S. federal and state securities laws in connection with an Optional Repurchase (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Optional Repurchase in the manner set forth in this Indenture; provided, however, that, to the extent that the Issuer’s obligations pursuant to this Section 6.07 conflict with any law or regulation that is applicable to the Issuer and enacted after the Offering Memorandum Date, the Issuer’s compliance with such law or regulation will not be considered to be a Default of such obligations; rather, the Issuer will be deemed to be in compliance with such obligations if the Issuer complies with its obligation to effect Optional Repurchases in accordance with this Section 6.07, modified as necessary by the Issuer in good faith to permit compliance with such law or regulation.

Section 6.08 Repurchase in Part.

Subject to the terms of this Article 6, Notes may be repurchased pursuant to an Optional Repurchase in part, but only in authorized denominations. Provisions of this Article 6 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 6.09 No Optional Repurchase if a Fundamental Change Repurchase Notice Is Outstanding.

No Optional Repurchase Notice with respect to any Note may be delivered, and no Note may be surrendered for Optional Repurchase pursuant to this Article 6, by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note unless and until such Holder has validly withdrawn such Fundamental Change Repurchase Notice.

ARTICLE 7
EXCHANGE

Section 7.01 Right to Exchange. Subject to and upon compliance with the provisions of this Indenture, a Holder will have the right, at such Holder's option, to exchange its Notes, or any portion so long as the principal amount of such Holder's Notes not exchanged equals $1,000 or an integral multiple of $1,000 in excess thereof, based on the Exchange Rate (subject to, and in accordance with, the settlement provisions of Section 7.03, the "Exchange Obligation") (i) prior to the Close of Business on the Business Day immediately preceding January 15, 2031, only upon satisfaction of one or more of the conditions set forth in Section 7.01(a), (b), (c), (d) and (e) and (ii) on or after January 15, 2031, at any time prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the Maturity Date.

(a) Exchange upon Satisfaction of Sale Price Condition.  Prior to the Close of Business on the Business Day immediately preceding January 15, 2031, a Holder may surrender all or any portion of its Notes for exchange during any calendar quarter commencing after the calendar quarter ending on June 30, 2026 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Shares for at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price in effect on each applicable Trading Day. If the sale price condition has been met, the Issuer will notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing.

(b) Exchange upon Satisfaction of Trading Price Condition.  Prior to the Close of Business on the Business Day immediately preceding January 15, 2031, a Holder may surrender all or any portion of its Notes for exchange during the five (5) Business Day period after any five (5) consecutive Trading Day period (the "Measurement Period") in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth herein, for each Trading Day of the Measurement Period was less than an amount equal to 98% of the product of (x) the Last Reported Sale Price of the Common Shares on such Trading Day and (y) the applicable Exchange Rate on such Trading Day.

The Bid Solicitation Agent (if other than the Issuer) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Issuer has requested such determination.  The Issuer shall have no obligation to make such a request (or, if the Issuer is acting as Bid Solicitation Agent, the Issuer shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes) unless a Holder (or beneficial holder of Notes) of at least $1,000,000 principal amount of Notes provides the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Exchange Rate and requests that the Bid Solicitation Agent determine the Trading Price per $1,000 principal amount of the Notes.  At such time, the Issuer shall instruct the Bid Solicitation Agent in writing (if other than the Issuer) to solicit, or if the Issuer is acting as Bid Solicitation Agent, the Issuer shall solicit, the secondary market bid quotations in order for the Issuer to determine the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Exchange Rate.  If (x) the Issuer is not acting as the Bid Solicitation Agent, and the Issuer does not, when required, instruct the Bid Solicitation Agent to obtain bids, or if the Issuer gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to solicit bids, or (y) the Issuer is acting as the Bid Solicitation Agent and the Issuer fails to solicit bids when required, then, in either case, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Shares and the applicable Exchange Rate on each Trading Day of such failure.

In addition, the Issuer shall provide written notice to the Bid Solicitation Agent (if other than the Issuer) of the three independent nationally recognized securities dealers selected by the Issuer in accordance with the definition of Trading Price, along with the appropriate contact information for each.  Whenever the condition to exchange set forth in this Section 7.01(b) has been met, the Issuer will so notify the Holders and the Trustee in writing.  Any such determination shall be conclusive absent manifest error.  If, at any time after the condition to exchange set forth in this Section 7.01(b) has been met and the Notes are exchangeable, the condition to exchange set forth in this Section 7.01(b) ceases to be met, the Issuer will so notify the Holders, the Exchange Agent (if other than the Trustee) and the Trustee in writing on the first (1st) Trading Day on which the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Shares and the Exchange Rate on such Trading Day.  The Bid Solicitation Agent, the Exchange Agent and the Trustee shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes.

(c) Exchange upon Specified Corporate Events.

(i) Certain Distributions.  If, prior to the Close of Business on the Business Day immediately preceding January 15, 2031, the Guarantor elects to:

(1) issue to all or substantially all holders of the Common Shares rights, options or warrants (other than in connection with a shareholder rights plan prior to the separation of the relevant rights from the Common Shares, upon which separation, such rights shall be deemed issued pursuant to this Section 7.01(c)(i)) entitling such holders for a period of not more than forty five (45) calendar days after the Issue Date of such issuance to subscribe for or purchase Common Shares, at a price per Common Share less than the average of the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance; or

(2) distribute to all or substantially all holders of the Common Shares, the Guarantor's assets, debt securities or rights to purchase securities of the Guarantor (other than in connection with a shareholder rights plan prior to the separation of the relevant rights, upon which separation, such rights shall be deemed issued pursuant to this Section 7.01(c)(i)), which distribution has a per Common Share value, as reasonably determined by the Issuer in good faith, exceeding 10% of the Last Reported Sale Price of the Common Shares on the Trading Day preceding the declaration date for such distribution, then, in either case, the Issuer shall notify in writing the Holders, the Trustee and the Exchange Agent (if other than the Trustee) not less than thirty (30) Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution (or, if later in the case of any such separation of rights issued pursuant to a shareholder rights plan or the occurrence of any such triggering event under a shareholder rights plan, as soon as reasonably practicable after the Issuer becomes aware that such separation or triggering event has occurred or will occur).  Once the Issuer has given such notice, Holders may surrender their Notes for exchange at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (y) the Guarantor's announcement that such issuance or distribution will not take place; provided that Holders may not exchange their Notes pursuant to this subsection (c)(i) if they participate, at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Notes, in any of the transactions described in clause (A) or (B) of this subsection (c)(i) without having to exchange their Notes as if they held a number of Common Shares equal to the Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(ii) Certain Corporate Events.

(1) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the Close of Business on the Business Day immediately preceding January 15, 2031, regardless of whether a Holder has the right to require the Issuer to repurchase the Notes pursuant to Section 8.01(a) in connection with such transaction or event, all or any portion of a Holder's Notes may be surrendered for exchange at any time from or after the effective date of such transaction and ending on the second (2nd) Scheduled Trading Day preceding the Fundamental Change Repurchase Date (in the case of transaction constituting a Fundamental Change) or the thirty fifth (35th) Trading Day following the effective date of such transaction (in the case of a transaction that constitutes a Make-Whole Fundamental Change that is not also a Fundamental Change).

(2) If the Guarantor is a party to (x) a consolidation, merger, binding share exchange or scheme of arrangement pursuant to which the Common Shares would be exchanged into cash, securities or other assets or (y) a sale, lease or other transfer of the consolidated assets of the Guarantor and its subsidiaries, substantially as an entirety, to another Person (other than to one or more of its direct or indirect Wholly Owned Subsidiaries), prior to the Close of Business on the Business Day immediately preceding January 15, 2031, all or any portion of a Holder's Notes may be surrendered for exchange at any time from or after the effective date of such transaction and ending on the thirty fifth (35th) Business Day after the effective date of such transaction.  The Issuer shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) as promptly as practicable following the date on which the Guarantor publicly announces such transaction, but in no event later than the third (3rd) Business Day immediately following the effective date of such transaction.

(d) Exchange upon Notice of Tax Redemption or Notice of Provisional Redemption.  If the Issuer calls any Note for redemption pursuant to Section 5.01 or Section 5.02, then a Holder of the Note called (or deemed called) for redemption may exchange such Called Notes at any time prior to the Close of Business on the second (2nd) Scheduled Trading Day preceding the related Redemption Date.  After such time, a Holder's right to exchange its Called Notes will expire unless the Issuer fails to pay the Redemption Price, in which case a Holder may exchange its Called Notes until the Redemption Price is paid or duly provided for.

In the case of any Partial Redemption where the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, before the Close of Business on the thirty fifth (35th) Scheduled Trading Day immediately before the related Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Partial Redemption (and, as a result thereof, exchangeable in accordance with the provisions of this Indenture), then such Holder or owner, as applicable, shall be entitled to exchange such Note or beneficial interest, as applicable, at any time before the Close of Business on the second (2nd) Scheduled Trading Day preceding such Redemption Date, unless the Issuer defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, will be entitled to exchange such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for.  Each such exchange pursuant to the immediately preceding sentence will be deemed to be of a Note called for redemption (a "Deemed Redemption").  The Trustee shall not be obligated to make any determination in connection with the foregoing.  If a Holder elects to exchange its Called Notes pursuant to this Section 7.01(d) during the related Redemption Period, the Issuer shall, under certain circumstances, increase the exchange rate for such Called Notes pursuant to Section 7.06.  Accordingly, if the Issuer elects to redeem fewer than all of the outstanding Notes pursuant to a Provisional Redemption, Holders of the Notes that are not Called Notes will not be entitled to exchange such Notes pursuant to this Section 7.01(d) on account of the Notice of Provisional Redemption and will not be entitled to an increased Exchange Rate on account of the Notice of Provisional Redemption, even if such Notes are otherwise exchangeable pursuant to any other provision of this Section 7.01 and are exchanged during the related Redemption Period.

(e) Exchange on or after January 15, 2031. Notwithstanding the foregoing conditions set forth in this Section 7.01, on or after January 15, 2031, a Holder may exchange all or any portion of its Notes at any time prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the Maturity Date.

Section 7.02 Exchange Procedures.

(a) General.  To exercise its exchange privilege with respect to a beneficial interest in a Global Note or with respect to a Physical Note, the Holder of such Note must:

(i) pay any funds required under Section 7.02(d) hereof;

(ii) pay any taxes or duties required under the proviso of Section 7.02(e) hereof; and

(iii) if such Note is a Global Note, (A) complete any instruction form required by the Depositary to effect the exchange of a beneficial interest under the Applicable Procedures; and (B) otherwise comply with the Applicable Procedures of the Depositary in effect on the date such Holder seeks to exchange such beneficial interest; or

(iv) if such Note is a Physical Note, (A) complete and manually sign the exchange notice on the back of the Note (the "Exchange Notice"), or a facsimile of the Exchange Notice; (B) deliver the Exchange Notice (or facsimile thereof), which is irrevocable, and the Note to the Exchange Agent; and, (C) if required, furnish appropriate endorsements and transfer documents.

In addition, if a Holder has already delivered (A) a Fundamental Change Repurchase Notice with respect to a Note in accordance with Section 8.03 hereof or (B) an Optional Repurchase Notice with respect to a Note in accordance with Section 6.05, except to the extent that a portion of such Note is not subject to a Fundamental Change Repurchase Notice or Optional Repurchase Notice, as applicable, the Holder may not surrender that Note for exchange until the Holder has withdrawn the Fundamental Change Repurchase Notice in accordance with Section 8.04 of this Indenture or withdrawn the Optional Repurchase Notice in accordance with Section 6.05(c), as applicable.  If a Holder validly submits any of its Notes for repurchase in accordance with Article 8 or Article 6, such Holder's right to withdraw the Fundamental Change Repurchase Notice or Optional Repurchase Notice, as applicable, and exchange such Notes that are subject to repurchase will terminate at the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the relevant Fundamental Change Repurchase Date or Optional Repurchase Date, as applicable.  If the Issuer has designated a Tax Redemption Date, a Holder that complies with the requirements for exchange set forth in clauses (i) through (iv) above and any other procedures required to effect an exchange under this Indenture will be deemed to have delivered a notice of its election to not have its Notes so redeemed.

The first (1st) Business Day on which a Holder complies with the relevant procedures for exchange set forth in clauses (i) through (iv) above and any other procedures required to effect a exchange under this Indenture shall be the "Exchange Date" with respect to such Note, and, subject to Section 7.03(d), any exchange of a Note will be deemed to occur at the Close of Business on the Exchange Date applicable to such Note.  If, at any time, the last date on which any Note may be exchanged is not a Business Day, such Note may be exchanged on the immediately following Business Day.

(b) Holder of Record.  If a Holder surrenders the entire principal amount of a Note for exchange, as of the Close of Business on the applicable Exchange Date, such Person will no longer be the Holder of such Note.  If any Common Shares are issuable upon the exchange of a Note, the Person in whose name such Common Shares will be registered will become the holder of record of such Common Shares at the Close of Business on the last the Exchange Date (in the case of Physical Settlement) or the last VWAP Trading Day of the relevant Observation Period (in the case of Combination Settlement).

(c) Exchanges in Part.  If a Holder surrenders only a portion of the principal amount of a Physical Note for exchange, promptly after the applicable Exchange Date, the Issuer, in accordance with Section 3.03, will execute, and the Trustee, in accordance with Section 3.03, will authenticate and deliver to such Holder, one or more new Physical Notes, each in an authorized denomination and having an aggregate principal amount equal to the unexchanged portion of the Physical Note exchanged in part.  Upon the exchange of any beneficial interest in a Global Note, the Exchange Agent will promptly request that the Trustee make a notation on the "Schedule of Increases and Decreases of Global Note" of such Global Note to reduce the principal amount represented by such Global Note by the principal amount of the exchanged beneficial interest.

(d) Interest upon Exchange; Reimbursement of Additional Interest upon Exchange.

(i) Upon exchange, a Holder shall not receive any separate cash payment or additional Common Shares for accrued and unpaid interest, if any, except as set forth below.  The Issuer's settlement of the full Exchange Obligation shall be deemed to satisfy in full its obligation to make payments in respect of the Note being exchanged.  Except as specified in clause (ii) below, accrued and unpaid interest, if any, on Notes being exchanged to, but not including, the Exchange Date, will be deemed cancelled, extinguished and forfeited.

(ii) Notwithstanding clause (i) above, if Holder surrenders a Note for exchange during the period from the Close of Business on an Additional Interest Record Date to the Open of Business on the corresponding Additional Interest Payment Date, the Holder of such Note as of the Close of Business on the Additional Interest Record Date will receive the full amount of interest (if any) payable on such Note on the corresponding Additional Interest Payment Date.

(iii) If a Holder surrenders a Note for exchange during the period from the Close of Business on an Additional Interest Record Date to the Open of Business on the corresponding Additional Interest Payment Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest (if any) that will be payable on such Note on the corresponding Additional Interest Payment Date; provided, however, that a Holder need not make such payment:

(1) for exchanges following April 1, 2031, if Additional Interest is payable on the Maturity Date;

(2) if the Issuer has specified a Redemption Date that is after an Additional Interest Record Date and on or prior to the second (2nd) Scheduled Trading Day immediately following the corresponding Additional Interest Payment Date;

(3) if the Issuer has specified a Fundamental Change Repurchase Date that is after an Additional Interest Record Date and on or prior to the second (2nd) Scheduled Trading Day immediately following the corresponding Additional Interest Payment Date; or

(4) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note.

Therefore, for the avoidance of doubt, all record Holders on the Additional Interest Record Date immediately preceding the applicable Redemption Date (if Notes are called for redemption pursuant to Article 5) or April 1, 2031, will receive the full interest payment (if any) due on the Redemption Date or the Maturity Date, as applicable, regardless of whether their Notes have been exchanged following such Additional Interest Record Date.

(e) Taxes Due upon Exchange. If a Holder exchanges a Note, the Issuer will pay any Transfer Taxes due on the issue of any Common Shares upon the exchange (including any Transfer Taxes due on the issue or transfer of any Common Shares represented by such Common Shares), unless the tax is due because the Holder requests that any Common Shares be issued in a name other than the Holder's name, in which case the Holder will pay that tax.

Section 7.03 Settlement Upon Exchange.

(a) Subject to this Section 7.03 and Sections 7.05(h), 7.06(a), 7.06(f) and 7.07 hereof, upon exchange of any Note, the Issuer shall pay and/or deliver (including by causing the Guarantor to pay and/or deliver), as the case may be, to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, cash "Cash Settlement"), Common Shares, together, if applicable, with cash in lieu of delivering any fractional Common Shares in accordance with Section 7.03(b)(i) ("Physical Settlement") or any combination of cash and Common Shares together, if applicable, with cash in lieu of delivering any fractional Common Shares in accordance with Section 7.03(b)(i) ("Combination Settlement"), at the Issuer's election.

(i) All exchanges (x) for which the relevant Exchange Date occurs on or after January 15, 2031 and (y) for which the relevant Exchange Date occurs after the Issuer's issuance of a Redemption Notice with respect to the Notes and prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the related Redemption Date, in each case, shall be settled using the same Settlement Method.  Except for any conversions for which the relevant Exchange Date occurs after the Issuer's issuance of a Redemption Notice but prior to the related Redemption Date, and any conversions for which the relevant Exchange Date occurs on or after January 15, 2031, the Issuer shall use the same Settlement Method for all conversions occurring on the same Exchange Date, but the Issuer shall not have any obligation to use the same Settlement Method with respect to exchanges that occur on different Exchange Dates.

(ii) If the Issuer elects a Settlement Method, the Issuer shall inform in writing the Holders so exchanging, the Trustee and the Exchange Agent (if other than the Trustee), of such election in writing (the "Settlement Notice") no later than the Close of Business on the Scheduled Trading Day immediately following the relevant Exchange Date (or, in the case of any exchanges of any Notes for which the relevant Exchange Date occurs (x) on or after January 15, 2031, no later than the Close of Business on the Business Day immediately preceding January 15, 2031 or (y) after the date of issuance of a Redemption Notice and prior to the Close of Business on the second (2nd) Scheduled Trading Day preceding the related Redemption Date, in such Redemption Notice), and the Issuer shall indicate in such Settlement Notice the maximum cash amount per $1,000 principal amount of Notes to be received upon exchange as specified (or deemed specified) in the Settlement Notice specifying the Issuer's chosen Settlement Method (the "Specified Dollar Amount").  If the Issuer does not timely make such an election, the Issuer shall be deemed to have elected Combination Settlement with a Specified Dollar Amount of $1,000 and, as a result, will settle Issuer's Exchange Obligation by paying cash in respect of the principal portion of the exchanged Notes and delivering Common Shares in respect of the remainder, if any, of Issuer's Exchange Obligation in excess of the aggregate principal portion of the Notes being exchange.

(iii) The Issuer may, by notice to the Holders, the Trustee and the Exchange Agent (if other than the Trustee), elect to irrevocably fix the Settlement Method or to irrevocably eliminate any one or more (but not all) Settlement Methods (including eliminating Combination Settlement with a particular Specified Dollar Amount or range of Specified Dollar Amounts).  If Issuer makes such an irrevocable election, then such election will apply to all Note exchanges with an Exchange Date that is on or after the date the Issuer sends such notice and the Issuer will, if needed, simultaneously change the default settlement method to a Settlement Method that is consistent with such irrevocable election. However, in all cases, no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note.

(iv) If the Issuer changes the default settlement method or irrevocably fixes the Settlement Method pursuant to the provisions described above, then the Issuer will either post the default settlement method or fixed Settlement Method, as applicable, on the Issuer's website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

(v) The cash, Common Shares or combination of cash and Common Shares in respect of any exchange of Notes (the "Settlement Amount") shall be computed as follows:

(1) if the Issuer elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Physical settlement, the Issuer shall deliver to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged a number of Common Shares equal to the Exchange Rate (plus cash in lieu of any fractional Common Shares issuable upon exchange);

(2) if the Issuer elects to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Issuer will pay to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the daily exchange values for each of the thirty (30) consecutive VWAP Trading Days during the related Observation Period; and

(3) if the Issuer elects to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Issuer will pay and deliver, as the case may be, to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged a Settlement Amount equal to the sum of the daily settlement amounts for each of the thirty (30) consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional Common Shares issuable upon exchange).

(vi) On the first (1st) Business Day immediately following the last VWAP Trading Day of the Observation Period applicable to any Exchange Date, the Issuer will deliver written notice to the Trustee and the Exchange Agent (if other than the Trustee) stating (A) the Daily Settlement Amounts the Daily Exchange Values and the Settlement Amount, as the case may be, for each VWAP Trading Day in such Observation Period, and (B) the amount of cash payable in lieu of delivering any fractional Common Share, that the Issuer is obligated to pay or cause to be delivered, as the case may be, to satisfy its Exchange Obligation with respect to each Note exchanged on such Exchange Date.

(b) Except as provided in Section 7.06(f) and Section 7.07(a), the Issuer shall pay or cause to be delivered, as the case may be, the consideration due in respect of the Exchange Obligation to exchanging Holders on the second (2nd) Business Day immediately following the last Trading Day of the relevant Observation Period if the Issuer elects Cash Settlement or Combination Settlement, and will pay and/or deliver, as applicable, the consideration due upon exchange to exchanging Holders of Notes on the second (2nd) Business Day immediately following the relevant Exchange Date if the Issuer elects Physical Settlement (provided that, with respect to any Exchange Date occurring after April 1, 2031, the Issuer will settle any such exchange on the Maturity Date).  If any Common Shares are due to exchanging Holders, the Issuer shall issue or cause to be issued, and deliver to the Exchange Agent or to such Holder, or such Holder's nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of Common Shares to which such Holder shall be entitled in satisfaction of the Issuer's Exchange Obligation.

(i) Fractional Common Share.  The Issuer shall not issue any fractional Common Share upon exchange of the Notes and shall instead pay cash in lieu of delivering any fractional Common Share issuable upon exchange based on the Daily VWAP for (i) the last Trading Day of the relevant Observation Period (if the Issuer elects Cash Settlement or Combination Settlement) or (ii) the relevant Exchange Date (if the Issuer elects Physical Settlement).  For each Note surrendered for exchange, the full number of Common Shares (if any) that shall be issued upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional Common Share remaining after such computation shall be paid in cash.

(ii) Exchange of Multiple Notes by a Single Holder.  If a Holder surrenders more than one Note for exchange on a single Exchange Date, the Issuer will calculate its Exchange Obligation with respect to such Notes as if such Holder had surrendered for exchange one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for exchange by such Holder on such Exchange Date.

(iii) Settlement of Accrued Interest and Deemed Payment of Principal.  Notwithstanding anything to the contrary in this Indenture, if a Holder exchanges a Note, the Issuer will not adjust the Exchange Rate to account for any accrued and unpaid interest (if any) on such Note.  Except as provided in Section 7.02(d), any such accrued and unpaid interest (if any) will be deemed cancelled, extinguished and forfeited.

(c) [Reserved].

(d) Surrender to Financial Institution in Lieu of Exchange.

Notwithstanding the provisions described above in this Section 7.03, in satisfaction of the Exchange Obligation, the Issuer may, at its election (a "Financial Institution Surrender Election"), direct the Exchange Agent to surrender, on or prior to the Trading Day following the Exchange Date, such Notes to one or more financial institutions designated by the Issuer (a "Financial Institution Surrender") in lieu of exchange.  In order to accept any Notes surrendered for a Financial Institution Surrender, the designated financial institution(s) must agree to timely pay and/or deliver, as the case may be, in exchange for such Notes, the cash, Common Shares or combination of cash and Common Shares, at the Issuer's election, equal to the Exchange Consideration pursuant to this Section 7.03, as is designated to the Exchange Agent in writing by the Issuer.  If the Issuer makes a Financial Institution Surrender Election, by the Close of Business on the Trading Day following the relevant surrender date, the Issuer shall (i) notify, in writing in the manner provided in this Section 7.03, the Holder surrendering its Notes for exchange, the Exchange Agent (if other than the Trustee) and the Trustee, that the Issuer has made the Financial Institution Surrender Election and (ii) notify the designated financial institution(s) of the relevant deadline for delivery of the Exchange Consideration.  If the designated financial institution(s) accepts any such Notes, it or they shall pay and/or deliver the Exchange Consideration in accordance with this Section 7.03.  Any Notes exchanged by the designated financial institution(s) shall remain outstanding, subject to the Applicable Procedures of the Depositary.  If the designated financial institution(s) agrees to accept any Notes for surrender but does not timely pay and/or deliver, as applicable, the related Exchange Consideration, or if such designated financial institution(s) does not accept the Notes for a Financial Institution Surrender, the Issuer shall deliver the relevant Exchange Consideration as if the Issuer had not made a Financial Institution Surrender Election.  The Issuer's designation of a financial institution(s) to which the Notes may be submitted for a Financial Institution Surrender does not require such institution to accept any Notes.  The Issuer may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Section 7.04 Certain Provisions Related to Common Shares Issued Hereunder.

(a) The Guarantor shall and the Issuer shall cause the Guarantor to provide, free from preemptive rights, out of the Guarantor's authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for exchange of the Notes from time to time as such Notes are presented for exchange (assuming that at the time of computation of such number of Common Shares, all such Notes would be exchanged by a single Holder and assuming delivery upon exchange of the Notes of a number of Common Shares per $1,000 principal amount of Notes equal to the Maximum Exchange Rate as defined in Section 7.06(e)).

(b) Each of the Guarantor and the Issuer covenants that all Common Shares issued upon exchange of Notes will be fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue thereof.

(c) The Guarantor will cause any Common Shares issuable hereunder (whether upon exchange, under the terms of the Guarantee or otherwise) to be listed on whatever stock exchange(s) the Common Shares are listed, if permitted and required by the rules of such stock exchange(s), on the date the exchanging Holder becomes a record holder of such Common Shares.

(d) The Issuer and the Guarantor acknowledge that the allotment and issue of Common Shares and the delivery of Common Shares, if any, hereunder (whether upon exchange, under the terms of the Guarantee or otherwise) by the Guarantor (or by the Common Share Depositary at the direction of the Guarantor) will create an equivalent debt owing from the Issuer to the Guarantor.  For the avoidance of doubt, upon the delivery of Common Shares by the Guarantor in respect of an Exchange Obligation, the portion of such Exchange Obligation consisting of an obligation to deliver or cause to be delivered Common Shares shall be deemed satisfied to the extent of the Common Shares so delivered.

(e) Any Common Shares issuable upon exchange of the Notes will bear the following restrictive legend and may not be transferred otherwise than in accordance with the transfer restrictions set forth in such legend.

[Include the following legend for Common Shares issued to Holders resident in or organized pursuant to the laws of a Province or Territory of Canada, or the federal laws of Canada:]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR THE SECURITIES ISSUED UPON THE EXERCISE OF THIS SECURITY BEFORE [the date that is four months and one day following the issue date of the notes].

In addition to the legend referred to above, while such legend is outstanding, each certificate representing Common Shares issued upon exchange of the Notes, or in each such case an ownership statement issued under a direct registration system or other electronic book entry system acceptable to the relevant Canadian securities regulatory authority, shall also contain a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

provided that the Common Shares are listed on the Toronto Stock Exchange at the applicable time and provided further that this legend may be removed at such time as the other legends are no longer required.

Section 7.05 Adjustment of Exchange Rate.

The Issuer will adjust the Exchange Rate from time to time as described in this Section 7.05, except that the Issuer will not make any adjustments to the Exchange Rate for any transaction described in this Section 7.05 (other than in the case of (x) a share subdivision or share consolidation or (y) a tender or exchange offer) if each Holder participates, in such transaction at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Notes, without having to exchange its Notes and as if it held a number of Common Shares equal to the applicable Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) Stock Dividends and Share Splits.  If the Guarantor exclusively issues Common Shares as a dividend or distribution on all or substantially all of the Common Shares, or if the Guarantor effects a Common Share subdivision or Common Share consolidation, the Exchange Rate will be adjusted based on the following formula:

ER1	=	ER0	×	OS1
OS0

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such Common Share subdivision or Common Share consolidation, as applicable;
ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date;
OS0	=	the number Common Shares in issue immediately prior to the Open of Business on such Ex-Dividend Date or such Effective Date; and
OS1	=	the number of Common Shares in issue immediately after giving effect to such dividend, distribution, Common Share subdivision or Common Share consolidation.

Any adjustment made under this Section 7.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such Common Share subdivision or Common Share consolidation.  If any dividend or distribution of the type described in this Section 7.05(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Guarantor's Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) Rights, Options, and Warrants.  If the Guarantor issues to all or substantially all holders of Common Shares any rights, options or warrants (other than rights issued pursuant to a rights plan adopted by the Guarantor) entitling such holders for a period of not more than forty five (45) calendar days after the date of such issuance to subscribe for or purchase Common Shares, at a price per Common Share less than the average of the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance, the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	×	OS0 + X
OS0 + Y

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;
ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
OS	=	the number of Common Shares in issue immediately prior to the Open of Business on such Ex-Dividend Date;
X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and
Y	=	the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date of such issuance.

Any increase made under this Section 7.05(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance.  To the extent that Common Shares are not delivered (including as a result of such rights, options or warrants not being exercised) after the expiration of such rights, options or warrants, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered.  If such rights, options or warrants are not so issued or if no such rights, options or warrants are exercised prior to their expiration, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 7.05(b) and for purposes of Section 7.01(c)(i), in determining whether any rights, options or warrants entitle holders of Common Shares to subscribe for or purchase Common Shares, at a price per Common Share less than such average of the Last Reported Sale Prices for the Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Issuer in good faith.

(c) Spin-Offs and Other Distributed Property.

(i) If the Guarantor distributes shares of the Guarantor's Share Capital, evidences of its indebtedness, other assets or property of the Guarantor or rights, options or warrants to acquire the Guarantor's Share Capital or other securities of the Guarantor (the "Distributed Property") to all or substantially all holders of the Common Shares, excluding:

(1) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 7.05(a) hereof or Section 7.05(b) hereof;

(2) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 7.05(d) hereof;

(3) any dividends and distributions in connection with a Share Exchange Event resulting in the change in the Exchange Consideration as described in Section 7.07;

(4) except as otherwise described under this Section 7.05(h), rights issued pursuant to a rights plan adopted by the Guarantor; or

(5) Spin-Offs as to which the provisions of Section 7.05(c)(ii) hereof shall apply,

then the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	×	SP0
SP0 + FMV

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;
ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP0	=	the average of the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV	=	the fair market value (as determined by the Issuer in good faith) of the Distributed Property distributed with respect to each outstanding Common Share in issue on the Ex-Dividend Date for such distribution.

If "FMV" (as defined above) is equal to or greater than the "SP0" (as defined above), in lieu of the foregoing increase, each Holder will receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Shares, the amount and kind of the Distributed Property that such Holder would have received if such Holder had owned a number of Common Shares equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

Any increase in the Exchange Rate made under this Section 7.05(c)(i) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) With respect to an adjustment pursuant to this Section 7.05(c) where there has been a payment of a dividend or other distribution on the Common Shares of shares of Share Capital of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Guarantor, and such Share Capital or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of such dividend or other distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a "Spin-Off"), the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	×	FMV0 + MP0
MP0

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for the Spin-Off;
ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off;
FMV0	=	the average of the Last Reported Sale Prices of the Share Capital or similar equity interest distributed to holders of the Common Shares applicable to one Common Share (determined by reference to the definition of "Last Reported Sale Price" set forth in Section 1.01 hereof as if references therein to Common Shares were to such Share Capital or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the "Valuation Period"); and
MP0	=	the average of the Last Reported Sale Prices of the Common Shares over the Valuation Period.

The adjustment to the Exchange Rate under the preceding paragraph will occur on the last Trading Day of the Valuation Period; provided that (x), in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Valuation Period, references in this Section 7.05(c)(ii) with respect to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date for such Spin-Off and such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any VWAP Trading Day that falls within the relevant Observation Period for such exchange and within the Valuation Period, references in this Section 7.05(c)(ii) with respect to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the ex-dividend date for such spin-off and such VWAP Trading Day in determining the Exchange Rate as of such VWAP Trading Day. If the Ex-Dividend Date for such Spin-Off is after the tenth (10th) Trading Day immediately preceding, and including, the end of any Observation Period in respect of an exchange of Notes, references to "10" or "10th" in the preceding paragraph and this paragraph will be deemed to be replaced, solely in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last VWAP Trading Day of such Observation Period.

If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Exchange Rate shall be immediately decreased, effective as of the date the Guarantor's Board of Directors (or a committee thereof) determines not to pay or make such dividend or distribution to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 7.05(c) (and subject in all respect to Section 7.05(h)), rights, options or warrants distributed by the Guarantor to all holders of the Common Shares entitling them to subscribe for or purchase shares of the Guarantor's Share Capital, including the Common Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("Trigger Event"): (A) are deemed to be transferred with such Common Shares; (B) are not exercisable; and (C) are also issued in respect of future issuances of the Common Shares, shall be deemed not to have been distributed for purposes of this Section 7.05(c) (and no adjustment to the Exchange Rate under this Section 7.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 7.05(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 7.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been purchased without exercise by any holders thereof, upon such final purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share purchase price received by a holder or holders of the Common Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated (or deemed to have expired or been terminated pursuant to the immediately preceding sentence) without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued (to the extent any adjustment to the Exchange Rate was made in connection with such issuance).

For purposes of Section 7.05(a) hereof, Section 7.05(b) hereof and this Section 7.05(c), if any dividend or distribution to which this Section 7.05(c) applies includes one or both of:

(1) a dividend or distribution of Common Shares to which Section 7.05(a) hereof also applies (the "Clause A Distribution"); or

(2) a dividend or distribution of rights, options or warrants to which Section 7.05(b) hereof also applies (the "Clause B Distribution"),

then, in either case, (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7.05(c) applies (the "Clause C Distribution") and any Exchange Rate adjustment required to be made under this Section 7.05(c) with respect to such Clause C Distribution shall then be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 7.05(b) hereof with respect thereto shall then be made, except that, if determined by the Guarantor, (A) the "Ex-Dividend Date" of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any Common Shares included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be "outstanding immediately prior to the Open of Business on such Ex-Dividend Date" within the meaning of Section 7.05(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Guarantor, (A) the "Ex-Dividend Date" of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and any Common Shares included in the Clause A Distribution shall not be deemed to be "outstanding immediately prior to the Open of Business on such Ex-Dividend Date" or such Effective Date within the meaning of Section 7.05(a) hereof.

(d) Cash Dividends or Distributions.  If any cash dividend or distribution is made to all or substantially all holders of the Common Shares, the Exchange Rate will be adjusted based on the following formula:

ER1	=	ER0	×	SP0
SP0 - C

where:

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;
ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;
SP0	=	the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C	=	the amount in cash per Common Share that the Guarantor distributes to holders of the Common Shares.

If "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Shares, the amount of cash that such Holder would have received if such Holder had owned a number of Common Shares equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.  Any such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(e) Tender Offers or Exchange Offers.  If the Guarantor or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Shares that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer that satisfies the requirements of Rule 13e-4(h)(5), or any successor rule), to the extent that the cash and value of any consideration other than cash (as determined by the Issuer in good faith) included in the payment per Common Share exceeds the average of the Last Reported Sale Price of the Common Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	×	AC + (SP1 × OS1)
OS0 × SP1

where:

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;
ER1	=	the Exchange Rate in effect immediately after the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;
AC	=	the aggregate value, on the date such tender or exchange offer expires, of all cash and any other consideration (as determined by the Issuer in good faith) paid or payable for Common Shares purchased in such tender offer or exchange offer;
OS0	=	the number of Common Shares in issue immediately prior to the Close of Business on the date such tender offer or exchange offer expires (prior to giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender offer or exchange offer);
OS1	=	the number of Common Shares in issue immediately after the Close of Business on the date such tender offer or exchange offer expires (after giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender offer or exchange offer); and
SP1	=	the average of the Last Reported Sale Prices of the Common Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Exchange Rate under the preceding paragraph will occur at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires;

provided that that (x), in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any VWAP Trading Day that falls within the relevant Observation Period for such exchange and within the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to "10" or "10th" in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such VWAP Trading Day in determining the Exchange Rate as of such VWAP Trading Day. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the tenth (10th) Trading Day immediately preceding, and including, the end of any Observation Period in respect of an exchange of Notes, references  to "10" or "10th" in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last VWAP Trading Day of such Observation Period.

If the Guarantor or one of its Subsidiaries is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer described in this Section 7.05(e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Exchange Rate will be readjusted to be the Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Notwithstanding anything to the contrary in this Section 7.05, if:

(a) a Note is to be exchanged;

(b) the Record Date or Effective Date for any event that requires an adjustment to the Exchange Rate pursuant to the provisions described in clauses (a) through (e), inclusive, of this Section 7.05 has occurred on or before the Exchange Date for such exchange, but an adjustment to the Exchange Rate for such event has not yet become effective as of such Exchange Date;

(c) the consideration due upon such exchange includes any whole Common Shares; and

(d) such Common Shares are not entitled to participate in such event (because the Common Shares were not held on the related Record Date or otherwise),

then, solely for purposes of such exchange, the Issuer will, without duplication, give effect to such adjustment on such Exchange Date, and, for the avoidance of doubt, such Common Shares will not be entitled to participate in such event. In such case, if the date the Issuer is otherwise required to deliver the consideration due upon such exchange is before the first date on which the amount of such adjustment can be determined, then the Issuer will delay the settlement of such exchange until the second Business Day after such first date.

As used in this Section 7.05, "Record Date" means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Shares (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Guarantor's Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

(f) [Reserved].

(g) [Reserved].

(h) Rights Plan.  To the extent that the Guarantor has a rights plan applicable to the Common Shares in effect upon exchange of any Notes into Common Shares, the exchanging Holder will receive, in addition to any Common Shares received in connection with such exchange, the rights under such rights plan.  However, if prior to any exchange, the rights have separated from the Common Shares in accordance with the provisions of the applicable rights plan, the Exchange Rate will be adjusted at the time of separation as if the Guarantor distributed, to all or substantially all holders of the Common Shares, the Distributed Property as described in clause (c) of this Section 7.05, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(i) Other Adjustments.  Whenever a provision of this Indenture requires the Issuer to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, during an Observation Period and, if applicable, during the five (5) Trading Day period used to determine the Common Share Price), the Issuer will make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to the provisions in this Section 7.05) to each to account for any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, the Effective Date or the date of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts are to be calculated.

(j) Successive Adjustments.  After an adjustment to the Exchange Rate under this Article 7, any subsequent event requiring an adjustment under this Article 7 will cause an adjustment to the Exchange Rate as so adjusted, without duplication.

(k) Limitations on Adjustments.

(i) Except as stated in this Article 7, the Issuer will not adjust the Exchange Rate for the issuance of Common Shares or any securities exchangeable into or exchangeable for Common Shares or the right to purchase Common Shares or such exchangeable or exchangeable securities.

(ii) In addition, notwithstanding anything to the contrary in this Section 7.05, the applicable Exchange Rate shall not be adjusted:

(1) except as provided under Sections 7.05(a) through (e), upon the sale of Common Shares for a purchase price that is less than the market price per Common Share or less than the Exchange Price;

(2) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Guarantor's securities and the investment of additional optional amounts in Common Shares under any plan;

(3) upon the issuance of any Common Shares or options, warrants or rights to purchase Common Shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Guarantor or any of its Subsidiaries (including pursuant to any evergreen plan); or

(4) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable or exchangeable security not described in clause (B) above and outstanding as of the Issue Date;

(5) for share repurchases that are not tender offers referred to in Section 7.05(e), including structured or derivative transactions or pursuant to a share repurchase program approved by the Issuer's Board of Directors or a committee thereof or pursuant to a "normal course issuer bid" over the facilities of any Canadian securities exchange on which the Common Shares are then listed;

(6) for a change solely in the nominal value of the Common Shares;

(7) for accrued and unpaid Additional Interest, if any; or

(8) upon the issuance of any Common Shares at a price below the applicable Exchange Price or otherwise, other than any such issuance described in Section 7.05(a), (b) or (c).

(l) Notwithstanding anything to the contrary in this Section 7.05, the Issuer shall not be required to make an adjustment in the Exchange Rate unless the adjustment would require a change in the Exchange Rate of at least 1.0%.  However, the Issuer shall carry forward any adjustments that are less than 1.0% of the Exchange Rate and make such carried forward adjustments (i) when the aggregate of all such carried-forward adjustments equals or exceeds 1.0% and (ii) regardless of whether the aggregate adjustment is less than 1.0%, (A) upon the occurrence of a Fundamental Change or a Make-Whole Fundamental Change, (B) with respect to Notes exchanged, (a) for any Note as to which Physical Settlement applies, prior to the Close of Business on the Exchange Date and (b) for any Note as to which Cash Settlement or Combination Settlement applies, on each Trading Day during any Observation Period for any such Notes, (C) for any adjustments that have not been made prior to January 15, 2031, on January 15, 2031 and (D) on the second (2nd) Scheduled Trading Day immediately preceding the Maturity Date.  Adjustments to the applicable Exchange Rate will be calculated to the nearest 1/10,000th of a Common Share.

(m) For purposes of this Section 7.05, subject to Section 7.05(c) hereof, the number of Common Shares in issue at any time will include Common Shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares, but, so long as the Guarantor does not pay any dividend or make any distribution on Common Shares held in the treasury of the Guarantor, will not include Common Shares held in the treasury of the Guarantor.

(n) Voluntary Adjustments.

(i) Incentive Increases.  To the extent permitted by applicable law and subject to the applicable rules of Nasdaq (or any other United States or Canadian securities exchange on which the Guarantor's securities are then listed), the Issuer is permitted to increase the Exchange Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Issuer's best interest.

(ii) Tax-Related Increases.  To the extent permitted by applicable law and subject to the applicable rules of Nasdaq (or any other United States or Canadian securities exchange on which the Guarantor's securities are then listed), the Issuer may also (but is not required to) increase the Exchange Rate to avoid or diminish income tax to holders of the Common Shares or rights to purchase the Common Shares in connection with a dividend or distribution of Common Shares (or rights to acquire Common Shares) or similar event.

(o) Notices.

(i) Notice to Holders Prior to Certain Actions and Events. The Issuer shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Issuer is already required to deliver notice of such event containing at least the information specified below at an earlier time, or, (ii) neither the Issuer nor the Guarantor, at the time notice is required to be delivered, has knowledge of all of the information required to be included in such notice, in which case, the Issuer shall (A) deliver notice at such time containing only the information that it or the Guarantor has knowledge of at such time (if it or the Guarantor has knowledge of any such information at such time), and (B) promptly upon it or the Guarantor obtaining knowledge of any such information not already included in a notice delivered by the Issuer, deliver notice to each Holder containing such information.  In each case, the failure by the Issuer to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(ii) Issuances, Distributions, and Dividends and Distributions.  If the Guarantor (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Exchange Rate pursuant to Section 7.05(b) hereof; (B) authorizes any distribution that would require an adjustment in the Exchange Rate pursuant to Section 7.05(c) hereof (including any separation of rights from the Common Shares described in Section 7.05(h) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Exchange Rate pursuant to Section 7.05(a) or Section 7.05(d) hereof, then the Issuer shall provide written notice to the Holders, Exchange Agent (if other than the Trustee) and the Trustee reasonably promptly as possible following the applicable Ex-Dividend Date, which notice shall describe such issuance, distribution, dividend or distribution, as the case may be, and state the Ex-Dividend Date for such issuance, distribution, dividend or distribution, as the case may be.

(iii) Tender and Exchange Offers.  If the Guarantor announces any tender offer or exchange offer that could require an adjustment in the Exchange Rate pursuant to Section 7.05(e) hereof, the Issuer shall deliver notice thereof to the Holders on or promptly after the day the Guarantor publicly announces such tender offer or exchange offer.

(iv) Voluntary Increases.  If the Issuer increases the Exchange Rate pursuant to Section 7.05(n), the Issuer shall deliver notice to the Holders at least fifteen (15) calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increased will become effective and the amount by which the Exchange Rate will be increased.

(v) Dissolutions, Liquidations and Winding-Ups.  If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or the Guarantor, the Issuer shall deliver notice to the Holders as promptly as possible, but in any event at least twenty (20) calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date or dates as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one Common Share is expected to be entitled, or may elect, to receive in such event.  The Issuer shall deliver an additional notice to Holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one Common Share is expected to be entitled to receive in such event, changes.

(vi) Notices After Certain Actions and Events.  Whenever an adjustment to the Exchange Rate becomes effective pursuant to this Section 7.05, the Issuer will (i) file with the Trustee an Officer's Certificate stating that such adjustment has become effective, the Exchange Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holders stating that such adjustment has become effective and the Exchange Rate or exchange privilege as adjusted.  Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

Section 7.06 Adjustments to Exchange Rate upon Exchange In Connection With a Make-Whole Fundamental Change or a Redemption.

(a) General.  If (i) the effective date of such Make-Whole Fundamental Change (the "Make-Whole Fundamental Change Effective Date") occurs prior to the Maturity Date and a Holder elects to exchange its Notes "in connection with" such Make-Whole Fundamental Change, or (ii) the Issuer delivers a Redemption Notice pursuant to a Tax Redemption under Section 5.01(a) or a Provisional Redemption under Section 5.01(b) and a Holder elects to exchange its Called Notes (or any portion thereof) during the period from, and including, the applicable Redemption Notice Date up to, and including, the Close of Business on the second (2nd) Scheduled Trading Day immediately prior to the related Redemption Date (such period, the "Redemption Period"), then in each case, the Issuer will, in the circumstances described in this Section 7.06, increase the Exchange Rate applicable to the Notes so surrendered for exchange by a number of additional Common Shares (the "Additional Shares") as set forth in this Section 7.06.  For purposes of this Section 7.06, an exchange of Notes will be deemed for these purposes to be "in connection with" a Make-Whole Fundamental Change if the notice of the exchange of such Notes is received by the Exchange Agent during the period from, and including, the Make-Whole Fundamental Change Effective Date up to, and including, the Close of Business on the second (2nd) Scheduled Trading Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of an Exempted Fundamental Change or a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (2) of the definition of Fundamental Change, the thirty fifth (35th) Business Day immediately following the Make-Whole Fundamental Change Effective Date) (such period, the "Make-Whole Fundamental Change Period").  For the avoidance of doubt, the Issuer shall increase the Exchange Rate for the Notes pursuant to clause (ii) hereof only with respect to the exchange of Notes that are Called Notes, and not for Notes that are not Called Notes.  Accordingly, if the Issuer elects to redeem fewer than all of the outstanding Notes pursuant to a Partial Redemption, Holders of the Notes that are not Called Notes will not be entitled to exchange such Notes on account of the Notice of Provisional Redemption and will not be entitled to an increased Exchange Rate on account of the Notice of Provisional Redemption, even if such Notes are otherwise exchangeable pursuant to any provision of Section 7.01 and are exchanged during the related Redemption Period.

(b) Determination of Additional Shares.  The number of Additional Shares, if any, by which the Exchange Rate will be increased will be determined by reference to the table below, based on the Make-Whole Fundamental Change Effective Date or the Redemption Notice Date, and the price (the "Common Share Price") paid (or deemed paid) per Common Share in the Make-Whole Fundamental Change or on the Redemption Notice Date, as described below.  If the holders of Common Shares receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Common Share Price shall be the cash amount paid per Common Share.  Otherwise, the Common Share Price shall be the average of the Last Reported Sale Prices of the Common Shares over the five (5) Trading Day period ending on, and including, the Trading Day immediately preceding the Make-Whole Fundamental Change Effective Date or the Redemption Notice Date.  In the event that an exchange during a Redemption Period would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be exchanged will be entitled to a single increase to the Exchange Rate with respect to the first to occur of the applicable date of the Redemption Notice Date or the Make-Whole Fundamental Change Effective Date, and the later event will be deemed not to have occurred for purposes of this Section 7.06.

(c) Adjustment of Common Share Prices and Additional Shares.  The Common Share Prices set forth in the column headings of the table below will be adjusted as of any date on which the Exchange Rate of the Notes is otherwise required to be adjusted pursuant to Section 7.05 hereof.  The adjusted Common Share Prices in the table below will equal the Common Share Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate in effect immediately prior to the adjustment giving rise to the adjustment to the Common Share Price and the denominator of which is the Exchange Rate in effect immediately after such adjustment.  The numbers of Additional Shares set forth in the table below will be adjusted in the same manner and at the same time as the Exchange Rate must be adjusted as set forth in Section 7.05 hereof.

(d) Additional Shares Table.  The following table sets forth the hypothetical Common Share Price and the number of Additional Shares to be received per $1,000 principal amount of Notes:

	Common Share Price
Make-Whole Fundamental Change Effective Date / Date of Redemption Notice	$2.19	$2.40	$2.57	$3.00	$3.34	$4.00	$5.00	$6.00	$7.00	$8.00	$10.00
April 21, 2026	68.1630	13.1880	11.9750	9.4480	7.8790	5.5920	3.3560	1.9870	1.1260	0.5830	0.0000
April 15, 2027	68.1630	13.1880	11.9750	9.4480	7.8790	5.5920	3.1810	1.7740	0.9390	0.4420	0.0000
April 15, 2028	68.1630	13.1880	11.9750	9.4480	7.8070	4.9520	2.5550	1.2980	0.6070	0.2330	0.0000
April 15, 2029	68.1630	12.6650	11.0920	7.9590	6.1430	3.7340	1.7380	0.7560	0.2730	0.0580	0.0000
April 15, 2030	68.1630	12.5970	10.4610	6.5000	4.4560	2.1400	0.6730	0.1630	0.0110	0.0000	0.0000
April 15, 2031	68.1630	27.1638	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e) Use of Additional Shares Table.  The exact Common Share Price, Make-Whole Fundamental Change Effective Date or Redemption Notice Date may not be set forth in the table above, in which case:

(i) if the Common Share Price is between two Common Share Prices in the table or the Make-Whole Fundamental Change Effective Date or Redemption Notice Date is between two Make-Whole Fundamental Change Effective Dates or two Redemption Notice Dates, as applicable, in the table, the number of Additional Shares will be determined by a straight-line interpolation between the numbers of Additional Shares set forth in the table for the higher and lower Common Share Prices and the earlier and later Make-Whole Fundamental Change Effective Dates or Redemption Notice Dates, as applicable, based on a 365-day year;

(ii) if the Common Share Price is greater than $10.00 per Common Share (subject to adjustment in the same manner as the Common Share Prices set forth in the column headings of the table above) no Additional Shares will be added to the Exchange Rate; and

(iii) if the Common Share Price is less than $2.19 per Common Share (subject to adjustment in the same manner as the Common Share Prices set forth in the column headings of the table above) no Additional Shares will be added to the Exchange Rate.

Notwithstanding the foregoing, in no event will the Exchange Rate, as increased pursuant to this Section 7.06 by the number of Additional Shares, exceed 457.6659 Common Shares per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Exchange Rate is required to be adjusted as set forth in Section 7.05 hereof (the "Maximum Exchange Rate").

(f) Settlement of Exchanges "In Connection With" a Make-Whole Fundamental Change or during a Redemption Period.  If a Holder exchanges a Note "in connection with" a Make-Whole Fundamental Change, or if a Holder exchanges a Note called for redemption (or deemed called for redemption pursuant to Section 7.01(d) hereof) during the related Redemption Period, the Issuer shall settle the exchange in accordance with Section 7.03 hereof (after giving effect to any increase in the Exchange Rate required by this Section 7.06); provided, however, that if the consideration for the Common Shares in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is composed entirely of cash, for any exchange of Notes following the Make-Whole Fundamental Change Effective Date, the Exchange Obligation will be calculated based solely on the Common Share Price for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the applicable Exchange Rate (including any adjustment as described in this Section 7.06), multiplied by such Common Share Price.  In such event, the Exchange Obligation will be determined and paid to Holders in cash on the third (3rd) Business Day following the Exchange Date.  The Issuer shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Make-Whole Fundamental Change Effective Date and issue a press release announcing such Make-Whole Fundamental Change Effective Date no later than five (5) Business Days after such Make-Whole Fundamental Change Effective Date.

Section 7.07 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) In General.  In the case of:

(i) any recapitalization, reclassification, arrangement or change of the Common Shares (other than (x) changes resulting from a subdivision or consolidation of the Common Shares, (y) change in par value or (z) share subdivisions and share consolidations that do not involve the issuance of any other series or class of securities);

(ii) any consolidation, merger, scheme of arrangement or offer or combination involving the Guarantor;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Guarantor and its Subsidiaries substantially as an entirety; or

(iv) any statutory share exchange;

and, in each case, as a result of such event, the Common Shares would be exchanged into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each such event, a "Share Exchange Event"), then at and after the effective time of such Share Exchange Event, the right to exchange each $1,000 principal amount of Notes based on a number of Common Shares equal to the applicable Exchange Rate will be changed into a right to exchange such principal amount of Notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Common Shares equal to the Exchange Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (without giving effect to any dissenters' rights) (the "Reference Property," and the amount and kind of Reference Property that a holder of one Common Share would have received in such Share Exchange Event, a "Unit of Reference Property") in such Share Exchange Event; provided, however, that at and after the effective time of the Share Exchange Event, (i) the amount otherwise payable in cash upon exchange of the Notes as set forth under Section 7.03 will continue to be payable in cash; (ii) the Issuer will continue to have the right to elect to determine the form of consideration to be paid or delivered, as the case may be, in respect of the Notes being exchanged as set forth in Section 7.03; (iii) the number of Common Shares, if any, otherwise deliverable upon exchange of the Notes as set forth under Section 7.03 will instead be deliverable in Units of Reference Property and (iv) the Daily VWAP will be calculated based on the value of a Unit of Reference Property.

If the Share Exchange Event causes the Common Shares to be exchanged into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the composition of a Unit of Reference Property will be deemed to be the weighted average per Common Share of the types and amounts of consideration actually received by shareholders.  If the shareholders receive only cash in such Share Exchange Event, then for all exchanges that occur after the effective date of such Share Exchange Event (i) the Exchange Consideration of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the exchange rate in effect on the Exchange Date (as may be increased as described under Section 7.06), multiplied by the price paid per Common Share in such Share Exchange Event and (ii) the Issuer shall satisfy its Exchange Obligation by paying cash to exchanging Holders on the third (3rd) Business Day immediately following the Exchange Date.  The Issuer will notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the weighted average, if applicable, as soon as practicable after such determination is made.

(b) In connection with such Share Exchange Event, the Issuer and the Guarantor or the successor or purchasing Person, as the case may be, shall execute with the Trustee, without the consent of the Holders, a supplemental indenture permitted under Section 14.01(g) providing for such change in the right to exchange each $1,000 principal amount of Notes.  If, for any Share Exchange Event, the Reference Property includes Common Shares or other shares of common equity, the supplemental indenture shall provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under this Article 7.  If, for any Share Exchange Event, the Reference Property includes Common Shares or shares of common equity, securities or other property or assets (other than cash and/or cash equivalents) of a Person other than the Guarantor, the Issuer or the successor or purchasing Person, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if an Affiliate of the Guarantor, and shall contain such additional provisions to protect the interests of the Holders, including the right of holders to require the Issuer to repurchase their Notes upon a Fundamental Change, as the Issuer reasonably considers necessary by reason of the foregoing.

(c) If the Issuer, the Guarantor or any successor or purchasing Person or other Person executes a supplemental indenture pursuant to Section 7.07(b) hereof, then the Issuer or such successor or purchasing Person or other Person, as applicable, shall promptly file with the Trustee an Officer's Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will comprise a Unit of Reference Property after the applicable Share Exchange Event, any adjustment to be made with respect thereto and that all relevant conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders.  If, at the time such a supplemental indenture is executed, the Issuer cannot calculate the composition of a Unit of Reference Property because it is subject to a shareholder election, the Issuer may deliver notice of the kind or amount of cash, securities or property or assets that will comprise a Unit of Reference Property after the Share Exchange Event as promptly as practicable after it is able to make such calculation.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d) Neither the Issuer nor the Guarantor shall become a party to any Share Exchange Event unless its terms are consistent with the foregoing.  None of the foregoing provisions shall affect the right of a Holder to exchange its Notes into cash and Common Shares, if any, as applicable, as set forth in Sections 7.01, 7.02 and 7.03 prior to the effective date of such Share Exchange Event.

(e) The above provisions of this Section 7.07 shall similarly apply to successive Share Exchange Events.

(f) Upon the consummation of any Share Exchange Event, references to "Common Shares" shall be deemed to refer to any Reference Property that constitutes Share Capital after giving effect to such Share Exchange Event.

Section 7.08 No Responsibility of Trustee.  The Trustee and the Exchange Agent will not have any duty or responsibility to any Holder to determine whether any facts exist that require an adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  Neither the Trustee nor the Exchange Agent will be responsible for any failure of the Issuer or the Guarantor, as applicable, to deliver any amount of cash and/or number of Common Shares, as applicable, upon the surrender of any Notes for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 7.  Without limiting the generality of the foregoing, neither the Trustee nor the Exchange Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 7.07 hereof, including with respect to the calculation of the amount of cash, the number of Units of Reference Property or the combination of cash and Units of Reference Property receivable by Holders upon the exchange of their Notes after any Share Exchange Event, and each, subject to the provisions of Article 11 in the case of the Trustee, may accept as conclusive evidence of the correctness of any such provisions, and will be protected in relying upon, the Officer's Certificate (which the Issuer or the Guarantor, as applicable, will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

ARTICLE 8
PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE

Section 8.01 Fundamental Change Permits Holders to Require the Issuer to Repurchase the Notes.

(a) General.  If a Fundamental Change (other than an Exempted Fundamental Change) occurs at any time prior to the Maturity Date, then each Holder will have the right, at such Holder's option, to require the Issuer to repurchase for cash, at the Fundamental Change Repurchase Price, (i) all of such Holder's Notes or (ii) any portion of such Holder's Notes, which must be a principal amount such that the principal amount of the Notes not so repurchased equals $1,000 or an integral multiple of $1,000 in excess thereof.

(b) Fundamental Change Repurchase Price.  The "Fundamental Change Repurchase Price" means, for any Notes to be repurchased on a Fundamental Change Repurchase Date, a price equal to 100% of the principal amount of such Notes to be repurchased, plus accrued and unpaid interest (if any) to, but excluding, such Fundamental Change Repurchase Date; provided, however, that if a Fundamental Change Repurchase Date occurs after an Additional Interest Record Date, but on or prior to the Additional Interest Payment Date corresponding to such Additional Interest Record Date, the Issuer will instead pay the full amount of accrued and unpaid interest (if any) to the Holder of record on or, at the Issuer's option, before such Additional Interest Record Date and the Fundamental Change Repurchase Price will be equal to 100% of the principal amount of the Notes to be repurchased.  Any Notes repurchased by the Issuer in connection with a Fundamental Change will be paid for in cash.

(c) Fundamental Change Repurchase Date.  The "Fundamental Change Repurchase Date" means, for any Fundamental Change, the date specified by the Issuer in the Fundamental Change Notice for such Fundamental Change, which date will be not less than twenty (20) or more than thirty five (35) Business Days, following the Fundamental Change Notice Date for such Fundamental Change.

Section 8.02 Fundamental Change Notice.

(a) General.  On or before the twentieth (20th) calendar day after the occurrence of a Fundamental Change, the Issuer will deliver to each Holder, the Trustee and the Paying Agent (if other than the Trustee) and Exchange Agent (if other than the Trustee) a notice of the occurrence of such Fundamental Change and of the resulting repurchase right (the "Fundamental Change Notice," and the date of such delivery, the "Fundamental Change Notice Date").

For any Fundamental Change, the Fundamental Change Notice shall state:

(i) the events causing such Fundamental Change and whether such transaction is also a Make-Whole Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the last date on which a Holder may exercise its right to require the Issuer to repurchase its Notes as a result of such Fundamental Change under this Article 8;

(iv) the Fundamental Change Repurchase Price for each $1,000 principal amount of Notes for such Fundamental Change;

(v) the Fundamental Change Repurchase Date for such Fundamental Change;

(vi) the name and address of the Paying Agent and the Exchange Agent;

(vii) if applicable, the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of this Indenture or to the extent that a portion of such Notes is not subject to such Fundamental Change Repurchase Notice; and

(ix) the procedures that a Holder must follow to require the Issuer to repurchase a Note.

Simultaneously with delivering any Fundamental Change Notice, the Issuer will publish a notice containing this information on the Guarantor's website or through such other public medium as the Issuer may use at that time.

(b) Failure or Defect.  Notwithstanding anything to the contrary contained elsewhere in this Indenture, neither the failure of the Issuer to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Issuer will limit the repurchase rights of any Holder under this Article 8 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Article 8.

(c) Certain Share Exchange Events.  Notwithstanding anything to the contrary contained elsewhere in this Indenture, the Issuer will not be required to deliver a Fundamental Change Notice, nor to offer to repurchase, or repurchase, any Notes in connection with a Fundamental Change occurring pursuant to clause (2)(A) or (B) of the definition thereof (or pursuant to clause (1) that also constitutes a Fundamental Change occurring pursuant to clause (2)(A) or (B) of the definition thereof), if (i) such Fundamental Change constitutes a Share Exchange Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become exchangeable (pursuant to Section 7.07 and, if applicable, Section 7.06) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming that the same includes the maximum amount of accrued but unpaid interest payable as part of the Fundamental Change Repurchase Price for such Fundamental Change); and (iii) the Issuer timely sends the notice relating to such Fundamental Change required pursuant to Section 7.01(c)(ii).  Any Fundamental Change with respect to which, in accordance with the provisions is described in this Section 8.02(c), the Issuer is not required to offer to repurchase any Notes is referred to as herein as an "Exempted Fundamental Change."

Section 8.03 Fundamental Change Repurchase Notice.

(a) General. To exercise its repurchase rights under Section 8.01(a) hereof with respect to any Fundamental Change, a Holder must deliver to the Paying Agent, on or before the second (2nd) Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date:

(i) a duly completed "Form of Fundamental Change Repurchase Notice" in the form of Attachment 2 of the Notes that such Holder is tendering for repurchase (a "Fundamental Change Repurchase Notice"); and

(ii) the Notes that such Holder is tendering for repurchase, (A) by book-entry transfer if such Notes are Global Notes, or (B) by physical delivery, if such Notes are Physical Notes, in each case, together with any endorsements or other documents reasonably requested by the Paying Agent.

(b) Contents of Fundamental Change Repurchase Notice.  The Fundamental Change Repurchase Notice for any Note must state:

(i) if such Note is to be repurchased in part, the portion of the principal amount of such Note to be repurchased, which must be a principal amount such that the principal amount of the Notes not so repurchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

(ii) that such Note will be repurchased by the Issuer pursuant to the applicable provisions of this Article 8; and

(iii) if such Note to be repurchased is a Physical Note, the certificate number of such Note.

If the Notes to be repurchased are Global Notes, the Fundamental Change Notice for such Notes must comply with the Applicable Procedures.

(c) Notices to Issuer.  If any Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to any Note or any portion of a Note, the Paying Agent (if other than the Issuer) will promptly deliver to the Issuer a copy of such Fundamental Change Repurchase Notice.

(d) Effect of Improper Notice.  Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Repurchase Notice with respect to a Note, together with such Note, in a form that conforms with the description contained in such Fundamental Change Repurchase Notice, the Holder submitting the Notes will not be entitled to receive the Fundamental Change Repurchase Price for such Note. No Fundamental Change Repurchase Notice with respect to any Note may be delivered, and no Note may be surrendered for repurchase pursuant to Section 8.03, by a Holder thereof to the extent such Holder has also delivered an Optional Repurchase Notice with respect to such Note in accordance with Article 6 unless and until such Holder has validly withdrawn such Optional Repurchase Notice.

Section 8.04 Withdrawal of Fundamental Change Repurchase Notice.

(a) General.  If a Holder delivers a Fundamental Change Repurchase Notice with respect to any Note, such Holder may withdraw such Fundamental Change Repurchase Notice (in whole or in part) by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date.  Any such withdrawal notice must state:

(i) the principal amount of the Notes to be withdrawn, which must be such that the principal amount not to be repurchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

(ii) the principal amount of the Notes, if any, that remains subject to the original Fundamental Change Repurchase Notice; and

(iii) if the Notes with respect to which such Fundamental Change Repurchase Notice pertained were Physical Notes, the certificate numbers of the Notes to be withdrawn and the Notes that will remain subject to the Fundamental Change Repurchase Notice, if any.

If the Notes to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.

(b) Return of Note.  Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Physical Note or a portion of a Physical Note, return such Note or portion of a Note to such Holder, in the amount specified in such withdrawal notice; and, (ii) if such notice pertains to a beneficial interest in a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest, in the amount specified in such withdrawal notice.

(c) Notice to Issuer.  If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Note or any portion of a Note, the Paying Agent (if other than the Issuer) will promptly deliver to the Issuer a copy of such notice of withdrawal.

Section 8.05 Effect of Fundamental Change Repurchase Notice.

(a) General.  If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to any Note or any portion of any Note, such Holder may no longer exchange such Note or portion of a Note, as the case may be, unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice.

(b) Timing of Payment.  Upon the Paying Agent's receipt of (i) a valid Fundamental Change Repurchase Notice and (ii) the Notes to which such Fundamental Change Repurchase Notice pertains, the Holder of the Notes to which such Fundamental Change Repurchase Notice, as applicable, pertains will be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice, to receive the Fundamental Change Repurchase Price with respect to such Notes on the later of (i) the Fundamental Change Repurchase Date and (ii)(A) if such Notes are Physical Notes, the date of delivery of such Notes to the Paying Agent, or (B) if such Notes are Global Notes, the date of book-entry transfer of such Notes to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.

(c) Effect of Deposit.  If, by 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date for any Fundamental Change, the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price for every Note subject to a Fundamental Change Repurchase Notice, validly delivered in accordance with Section 8.03 hereof and not validly withdrawn in accordance with Section 8.04 hereof, then, at the Close of Business on the Fundamental Change Repurchase Date:

(i) the Notes tendered for repurchase and not withdrawn will cease to be outstanding and interest, if any, will cease to accrue on such Notes (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent); and

(ii) all other rights of the Holders with respect to the Notes tendered for repurchase and not withdrawn will terminate (other than the right to receive the Fundamental Change Repurchase Price, as applicable, and previously accrued and unpaid interest, if any, upon delivery or transfer of the Notes).

Section 8.06 Notes Repurchased in Whole or in Part.  If any Physical Note is to be repurchased only in part, the Holder must surrender such Note at the office of the Paying Agent (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder of such Note or such Holder's attorney-in-fact duly authorized in writing), whereupon the Issuer will execute, in accordance with Section 3.03, and the Trustee will authenticate, in accordance with Section 3.03, and deliver to the surrendering Holder, without a service charge, a new Note or Notes of any authorized denomination or denominations requested by such Holder in aggregate principal amount equal to the portion of the principal amount of the Note so surrendered which is not repurchased.  If any Global Note is repurchased in part, the Issuer will instruct the Registrar, in accordance with the Applicable Procedures, to decrease the principal amount of such Global Note by the principal amount repurchased.  Any Notes that are repurchased or owned by the Issuer, whether or not in connection with a Fundamental Change will be submitted to the Trustee for cancellation and will be duly retired by the Issuer.

Section 8.07 Covenant to Comply with Securities Laws upon Repurchase of Notes.  In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice under this Article 8, the Issuer will, if required, (i) comply with Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other required schedule under the Exchange Act, and (iii) otherwise comply with any applicable United States federal and state securities laws applicable to it in connection with such repurchase offer.

To the extent that the provisions of any securities laws or regulations enacted or adopted after the date of this Indenture conflict with the provisions of this Indenture relating to the Issuer's obligations to repurchase the Notes upon a Fundamental Change, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Section 8.08 Deposit Fundamental Change Repurchase Price.  By 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Issuer will deposit with the Trustee or with the Paying Agent (or, if the Issuer or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided in Section 11.06) by wire transfer an amount of immediately available funds sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that the Issuer is required to repurchase on such Fundamental Change Repurchase Date.

Section 8.09 Covenant Not to Repurchase Notes upon Certain Events of Default.

(a) General.  Notwithstanding anything to the contrary in this Article 8, no Notes may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer that would be cured by the Issuer's payment of the Fundamental Change Repurchase Price, as applicable, with respect to such Notes).

(b) Deemed Withdrawals.  If, on any Fundamental Change Repurchase Date, (i) a Fundamental Change Repurchase Notice for a Note has been validly tendered in accordance with Section 8.03 hereof and has not been validly withdrawn in accordance with Section 8.04 hereof, and (ii) pursuant to this Section 8.09, the Issuer is not permitted to purchase Notes, the Paying Agent will deem such Fundamental Change Repurchase Notice withdrawn.

(c) Return of Notes.  If a Holder tenders a Note for purchase pursuant to this Article 8 and, on the Fundamental Change Repurchase Date, pursuant to this Section 8.09, the Issuer is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Physical Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

Section 8.10 Repurchase by Third Party.  Notwithstanding anything to the contrary in this Article 8, the Issuer will not be required to make an offer to repurchase the Notes upon a Fundamental Change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in this Article 8 applicable to an offer by the Issuer to repurchase the Notes upon a Fundamental Change and such third party purchases all Notes validly tendered and not withdrawn upon such offer in the manner and otherwise in compliance with such requirements.

ARTICLE 9
EVENTS OF DEFAULT; REMEDIES

Section 9.01 Events of Default.

(a) General.  Each of the following is an "Event of Default" with respect to the Notes:

(i) the Issuer shall fail to pay or cause to be paid an installment of Additional Interest, if any, on any of the Notes, which failure continues for thirty (30) days after the date when due;

(ii) the Issuer shall fail to pay or cause to be paid the principal of any Note (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable) when the same becomes due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(iii) the Issuer shall fail to deliver when due any part of the Exchange Obligation with respect to any Note in accordance with Article 7 hereof and such failure continues for three (3) Business Days;

(iv) the Issuer shall fail to comply with (a) its notice obligations under Article 8 or Section 7.06 of this Indenture, and such failure continues for three (3) Business Days, or (b) its notice obligations under Section 7.01(c) of this Indenture and such failure continues for one (1) Business Day;

(v) the Issuer or the Guarantor shall fail to comply with its respective obligations under Article 10 of this Indenture;

(vi) the Issuer shall fail to perform or observe (or obtain a waiver with respect to) any term, covenant or agreement contained in the Notes or this Indenture and not otherwise explicitly provided for in this Section 9.01(a) for a period of sixty (60) days after receipt by the Issuer of notice of such failure from the Trustee or by the Issuer and the Trustee from the Holders of at least 25% of the aggregate principal amount of then outstanding Notes;

(vii) the Issuer, the Guarantor or any of the Guarantor's Significant Subsidiaries shall be in default with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $15,000,000 (or its foreign currency equivalent at the time) in the aggregate of the Issuer, the Guarantor and/or any of the Guarantor's Significant Subsidiaries at any one time outstanding, whether such indebtedness exists as of the date hereof or shall thereafter be created (x) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (y) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise, and, in the cases of clauses (x) and (y), such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within sixty (60) calendar days after written notice has been received by the Issuer, the Guarantor or such other Subsidiary from the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(viii) the Issuer, the Guarantor or any of the Guarantor's Significant Subsidiaries, pursuant to or within the meaning of the Bankruptcy Law:

(1) commences as a debtor a voluntary case or proceeding to be adjudicated bankrupt or insolvent;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(3) consents to the appointment of a receiver or examiner of it or for all or substantially all of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(6) consents to the filing of such a petition or the appointment of an examiner or the appointment or taking possession by a receiver; or

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) grants relief against the Issuer, the Guarantor or any of the Guarantor's Significant Subsidiaries in an involuntary case or proceeding or adjudicates the Issuer, the Guarantor or any of the Guarantor's Significant Subsidiaries insolvent or bankrupt;

(2) appoints a receiver or an examiner of the Issuer, the Guarantor or any of the Guarantor's Significant Subsidiaries for all or substantially all of the property of the Issuer, the Guarantor or such Significant Subsidiary; or

(3) orders the winding up or liquidation of the Issuer, the Guarantor or any of the Guarantor's Significant Subsidiaries;

and, in each case, the order or decree remains unstayed and in effect for ninety (90) consecutive days; or

(x) The Guarantee ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or the Guarantor denies or disaffirms its obligations under this Indenture or the Guarantee.

Section 9.02 Acceleration.

(a) Acceleration.  If any Event of Default (other than an Event of Default specified in Section 9.01(a)(viii) or Section 9.01(a)(ix) hereof with respect to the Issuer or the Guarantor) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of then outstanding Notes by written notice to the Issuer and the Trustee, may declare 100% of the principal amount of and accrued and unpaid interest (if any) on all the outstanding Notes to be due and payable.  If an Event of Default specified in Sections 9.01(a)(viii) or Section 9.01(a)(ix) hereof occurs with respect to the Issuer or the Guarantor, the principal amount of and accrued and unpaid interest (if any) on all of the then outstanding Notes will immediately become due and payable without any further action or notice by any party.  Upon such a declaration of acceleration, such principal and accrued and unpaid interest (if any) will be due and payable immediately.

(b) Rescission of Events of Default and/or Acceleration.  Notwithstanding anything to the contrary in this Indenture, the Holders of a majority in principal amount of then outstanding Notes may waive all past Defaults and Events of Default (except with respect to any continuing Defaults or Events of Default relating to the nonpayment of principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price) or Additional Interest or with respect to the Issuer's failure to deliver the Exchange Obligation as required under Article 7 hereof) and/or rescind and annul any such acceleration with respect to the Notes and its consequences hereunder by delivering notice to the Trustee if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than the nonpayment of the principal of and Additional Interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (iii) all payments due under this Indenture to the Trustee have been made.

(c) Certain Cures. For the avoidance of doubt, any failure by the Issuer to provide any notice under this Indenture other than as set forth in Section 9.01(a)(iv) shall be subject to Section 9.01(a)(vi) (including the sixty (60) day cure period contained therein), and any related Default or Event of Default shall be deemed cured upon delivery of such notice to the applicable recipient prior to (i) the expiration of such sixty (60) day period provided for in Section 9.01(a)(vi) or (ii) if later, the delivery of a notice of acceleration with respect to such Default or Event of Default, in each case whether or not the events or circumstances that are the subject of such notice have already occurred at the time such notice is given.

Section 9.03 Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal of, accrued and unpaid Additional Interest (if any) on, the Redemption Price for, the Optional Repurchase Price for or the Fundamental Change Repurchase Price for, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or produce any of the Notes in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative, except as otherwise provided in this Indenture.

Section 9.04 Sole Remedy for Failure to Report.

(a) General.  Notwithstanding anything to the contrary in the Notes or in this Indenture, to the extent the Issuer elects, the sole remedy for an Event of Default relating to (i) the Issuer's failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (to the extent such section of the Trust Indenture Act is applicable to this Indenture) or (ii) the Guarantor's failure to comply with its reporting obligations as set forth under Section 4.07 (any such Event of Default, a "Reporting Default"), will, for the first three hundred sixty five days (365) days after the occurrence of such Reporting Default, consist exclusively of the right to receive Additional Interest at a rate equal to (x) 0.25% per annum of the principal amount of then outstanding Notes for each day during the first one hundred eighty (180) days after the occurrence of such Reporting Default during which such Reporting Default is continuing and (y) 0.50% per annum on the principal amount of then outstanding Notes from the one hundred eighty first (181st) day until the three hundred sixty fifth (365th) day following the occurrence of such Reporting Default during which Reporting Default is continuing.

If a failure to file giving rise to the Issuer's obligation to pay Additional Interest pursuant to Section 9.04(a) initially occurs on or after the Close of Business on an Additional Interest Record Date and prior to the Open of Business on the corresponding Additional Interest Payment Date, the Additional Interest that accrues during such period will be due on the Additional Interest Payment Date next succeeding such corresponding Additional Interest Payment Date, and no Additional Interest shall accrue in respect of such delay.

(b) Issuer Election.  In order to elect to pay the Additional Interest as the sole remedy during the first three hundred sixty five (365) days after the occurrence of a Reporting Default in accordance with Section 9.04(a) hereof, the Issuer must notify all Holders, the Trustee and the Paying Agent (if other than the Trustee) in writing of such election prior to the beginning of such 365-day period.  Any Additional Interest payable pursuant to this Section 9.04 will be payable in arrears on each Additional Interest Payment Date pursuant to Section 3.13 and will be separate and distinct from, and in addition to, any Additional Interest that may accrue pursuant to Section 4.06.

For the avoidance of doubt, if (x) the Issuer timely elects to pay Additional Interest pursuant to Section 9.04(a) as the sole remedy during the first three hundred sixty five (365) days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations as described above, (y) the Issuer will pay such Additional Interest in accordance with this Indenture and (z) the Issuer will file the delinquent reports that were required to be filed and gave rise to the relevant Event of Default (in each case pursuant to the provisions described in Section 4.07) prior to the three hundred sixty sixth (366th) day after the occurrence of such Event of Default (or prior to the delivery of any related notice of acceleration on or after such three hundred sixty sixth (366th day)), such Event of Default will be deemed cured and the Notes will not be subject to acceleration as a result of the initial failure to comply with the reporting obligations under this Indenture.

(c) Limitation on Remedy.

(i) On the three hundred sixty sixth (366th) day after the occurrence of such Reporting Default (if such Reporting Default is not cured or waived prior to such three hundred sixty sixth (366th) day), the Notes will immediately be subject to acceleration in accordance with Section 9.02 hereof.

(ii) In addition, if a Reporting Default occurs and the Issuer fails to timely elect to pay Additional Interest pursuant to Section 9.04(b) hereof (or the Issuer elects to pays such Additional Interest but does not pay the Additional Interest when due), the Notes will immediately be subject to acceleration pursuant to Section 9.02 hereof on account of such Reporting Default.

(iii) Notwithstanding anything to the contrary herein, if the Issuer elects to pay the Additional Interest with respect to any Reporting Default, the Issuer's election will not affect the rights of any Holder with respect to any other Event of Default.

(iv) In no event shall Additional Interest payable pursuant to this Section 9.04 accrue, together with any Additional Interest payable pursuant to Section 4.06, at a rate per year in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to this Section 9.04 or Section 4.06.  With regard to any Event of Default relating to the Issuer's failure to comply with its obligations as set forth under Section 4.07, no Additional Interest shall accrue after such Event of Default has been cured.

Section 9.05 [Reserved].

Section 9.06 Control By Majority.  At any time, the Holders of a majority of the aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee's duties under Article 11 and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) unless the Trustee is offered indemnity or security satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee's instituting such proceeding as the Trustee.  Prior to taking any action hereunder, the Trustee will be entitled to indemnification satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

Section 9.07 Limitation on Suits.  Subject to the provisions in this Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered and, if requested, provided to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.  Except to enforce the right to receive payment of principal (including the payment of the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable), Additional Amounts or interest when due, or the right to receive payment or delivery of the Exchange Consideration, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default has occurred and is continuing;

(b) Holders of at least 25% of the aggregate principal amount of the outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and, if requested, provided to the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d) the Trustee has not complied with such written request within sixty (60) days after receipt of such written request and offer of such security and/or indemnity; and

(e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 9.08 Rights of Holders to Receive Payment and to Exchange.  Notwithstanding anything to the contrary elsewhere in this Indenture, the right of any Holder to receive payment of the principal of, Redemption Price for, Fundamental Change Repurchase Price for, Optional Repurchase Price for, Additional Amounts with respect to, and accrued and unpaid interest (if any) on, its Notes, on or after the respective due date, and to exchange its Notes and receive the Exchange Obligation due with respect to such Notes in accordance with Article 7 hereof, or to bring suit for the enforcement of any such payment or exchange rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 9.07 hereof.

Section 9.09 Collection Suit by Trustee.  If an Event of Default specified in Section 9.01(a)(i), 9.01(a)(ii) or 9.01(a)(iii) hereof occurs and is continuing or an acceleration pursuant to Section 9.02 occurs and has not been waived or rescinded, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, interest (if any) on, Fundamental Change Repurchase Price for, Optional Repurchase Price for, Redemption Price for, Additional Amounts with respect to, and Exchange Obligation with respect to, the Notes, as the case may be, and to the extent lawful, any default interest on such principal, interest (if any), Fundamental Change Repurchase Price, Optional Repurchase Price, Redemption Price and Additional Amounts, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.07.

Section 9.10 Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 9.11 Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or the Guarantor, their respective creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.12 Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 9.13 Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 3.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.14 Delay or Omission Not a Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 9 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 9.15 Priorities.  If the Trustee collects any money or property pursuant to this Article 9, it will pay out the money or property in the following order:

FIRST: to the Trustee (in each of its capacities under this Indenture), its agents and attorneys for amounts due under this Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, Redemption Price for, Fundamental Change Repurchase Price for, Optional Repurchase Price for, Additional Amounts with respect to, accrued and unpaid interest (if any) on, and cash portion of the Exchange Obligation with respect to, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Issuer or to such other party as a court of competent jurisdiction directs.  The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 9.15.  If the Trustee so fixes a record date and a payment date, at least fifteen (15) days prior to such record date, the Issuer will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 9.16 Undertaking for Costs.  All parties to this Indenture agree, and each Holder of a Note, by such Holder's acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 9.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, the Redemption Price, Fundamental Change Repurchase Price with respect to, Optional Repurchase Price with respect to, Additional Amounts with respect to, or accrued and unpaid Additional Interest (if any) on, any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note in accordance with the provisions of Article 7 hereof.

ARTICLE 10
CONSOLIDATION, MERGER, AMALGAMATION OR SALE OF ASSETS AND TAX RESIDENCE

Section 10.01 Issuer and Guarantor May Consolidate on Certain Terms.  Neither the Issuer nor the Guarantor shall consolidate with or merge or amalgamate into any Person or enter into a scheme of arrangement (unless the Issuer or the Guarantor, as applicable, is the surviving person) or sell, lease or otherwise transfer their respective consolidated properties and assets, substantially as an entirety, to another Person (each, a "Business Combination Event") (other than for the Guarantor to sell, lease or otherwise transfer such assets or properties to one or more of its direct or indirect Wholly Owned Subsidiaries), unless:

(a) the Person (if other than the Issuer or the Guarantor, as applicable) formed by such consolidation or into which the Issuer or the Guarantor, as applicable, is merged, amalgamated or of which the Issuer or the Guarantor becomes pursuant to a scheme of arrangement or the Person which acquires by sale, lease or other transfer of the consolidated properties and assets of the Issuer or the Guarantor, substantially as an entirety, shall (x) be a corporation, company, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any Province or Territory thereof, or, in the Issuer's case only and not with respect to the Guarantor, Bermuda, the Cayman Islands or the British Virgin Islands; provided, however, that (i) in the case of the Guarantor, such person is a Qualified Successor Entity and (ii) in the case of the Issuer, such Person is the entity described in clause (i) or is an entity that is disregarded as separate for U.S. federal income tax purposes from the entity described in clause (i) and (y) such Person (if other than the Issuer or the Guarantor, as applicable) expressly assumes, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Issuer or the Guarantor, as the case may be, under the Notes and this Indenture (including, for the avoidance of doubt, the obligations under Section 4.10); and

(b) after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Section 10.02 Successor to Be Substituted. Upon any such consolidation, merger, amalgamation or transfer, the resulting, surviving, transferee or successor Person (if not the Issuer or the Guarantor, as the case may be) shall succeed to, and may exercise every right and power of the Issuer or the Guarantor's under, this Indenture, and the Issuer or the Guarantor, as the case may be, shall be discharged from the obligations under the Notes and this Indenture except in the case of any such lease.

In case of any such consolidation, merger, amalgamation, sale, lease or other transfer, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.03 Change of Tax Residence.  None of the Issuer, the Guarantor or any successor thereof shall be a tax resident of a tax jurisdiction other than the United States, Canada or Bermuda unless being a tax resident of such jurisdiction will not provide the Issuer a right to redeem the Notes under Section 5.01 either under the laws in force at that time such Person became a tax resident or successor thereto or laws announced at that time; provided that, the Issuer will continue to have the benefit of Section 5.01 after such change of jurisdiction in compliance with the above provisions.  The Issuer shall elect to be classified for U.S. federal tax purposes as a disregarded entity, and will remain so for so long as any of the Notes are outstanding.

ARTICLE 11
THE TRUSTEE

Section 11.01 Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In case an Event of Default has occurred (which has not been cured or waived) of which a Trust Officer of the Trustee has written notice or actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his/her own affairs.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 11.01;

(v) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes;

(vi) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(vii) the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture;

(viii) in the absence of written investment direction from the Issuer, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses, fees, taxes or other charges incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Issuer; and

(ix) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Exchange Agent, Bid Solicitation Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 11 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Exchange Agent, Bid Solicitation Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02 Notice of Defaults.  The Trustee shall give the Holders notice of any Default of which a Trust Officer of the Trustee has actual knowledge or is deemed to have notice under Section 11.03(a) within ninety (90) days after such Trust Officer obtains such knowledge or is deemed to have notice so long as such Default is continuing; provided, that (except in the case of any Default in the payment of principal amount of, or interest (if any) on, any of the Notes or Fundamental Change Repurchase Price, Optional Repurchase Price, Redemption Price or a default in the delivery of the Exchange Consideration), the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

Section 11.03 Reliance on Documents, Opinions, Etc.

Except as otherwise provided in Section 11.01:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, any Assistant Secretary or the General Counsel of the Issuer;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney (at the reasonable expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation);

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) in no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(l) the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(m) the Trustee shall not be obligated to take possession of any Common Shares, whether upon exchange or in connection with any discharge of this Indenture pursuant to Article 13 hereof, but shall satisfy its obligation as Exchange Agent by working through the stock transfer agent of the Company from time to time as directed by the Company, and

(n) the permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 11.04 No Responsibility for Recitals, Etc..  The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 11.05 Trustee, Paying Agents, Exchange Agents or Registrar May Own Notes.  The Trustee, any Paying Agent, any Exchange Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.

Section 11.06 Monies to be Held in Trust.  Subject to the provisions of Section 13.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 11.07 Compensation and Expenses of Trustee.  The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction.  The Issuer also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence or willful misconduct on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or the enforcement of this Indenture (including this Section 11.07) or in any other capacity hereunder (including, without limitation, in respect of any payment of the Repurchase Price or the Redemption Price in connection with the ability of Holders to surrender Notes for exchange during the period specified in Section 7.01(d), as the case may be, in connection with the Issuer's election to effect a Tax Redemption or a Provisional Redemption, as the case may be), including the costs and expenses of defending themselves against any claim (whether asserted by the Issuer, the Guarantor, a Holder or any other Person) of liability in the premises.  The obligations of the Issuer under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 9.01(a)(viii) or Section 9.01(a)(ix) with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

The obligations of the Issuer under this Section 11.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

Section 11.08 Officer's Certificate as Evidence.  Except as otherwise provided in Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee.

Section 11.09 Conflicting Interests of Trustee.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.10 Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000).  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.11 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Issuer and to the Holders of Notes.  Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days' notice to the Issuer and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 9.16, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 11.09 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Issuer or by any such Holder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.16, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Issuer or the Holders has removed the Trustee, the Trustee so removed may petition at the Issuer's expense any court of competent jurisdiction for an appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Issuer of such nomination, the Issuer objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Issuer, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

Section 11.12 Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07.

No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Issuer (or the former trustee, at the written direction of the Issuer) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Register.  If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 11.13 Succession by Merger, Etc..  Any entity into which the Trustee may be merged or exchanged or with which it may be consolidated, or any entity resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any entity succeeding to all or substantially all of the corporate trust business of the Trustee, such entity shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 11.14 Preferential Collection of Claims.  If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor).

Section 11.15 Trustee's Application for Instructions from the Issuer.  Any application by the Trustee for written instructions from the Issuer (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12
HOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 12.01 Issuer to Furnish Trustee Names and Addresses of Holders.  The Issuer will furnish or cause to be furnished to the Trustee:

(a) semiannually, not more than fifteen (15) days after each Additional Interest Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Additional Interest Record Date; and

(b) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Registrar.

Section 12.02 Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 12.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar.  The Trustee may destroy any list furnished to it as provided in Section 12.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided under applicable law.

(c) Every Holder, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to applicable law.

Section 12.03 Reports By Trustee.

(a) If required by Section 313(a) of the Trust Indenture Act, the Trustee, within sixty (60) days after each April 15, shall send to the Holders a brief report dated as of such April 15, which complies with Section 313(a) of the Trust Indenture Act, and the Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

(b) To the extent required pursuant to the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Issuer.  The Issuer will notify the Trustee in writing when the Notes are listed on any stock exchange or of any delisting thereof.

ARTICLE 13
SATISFACTION AND DISCHARGE

Section 13.01 Discharge of Liability on Notes.  When (a)(i) the Issuer delivers to the Trustee all outstanding Notes (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or exchanged pursuant to Section 3.08 and (y) Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 13.04) for cancellation or (ii) all outstanding Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, the Optional Repurchase Date, any Redemption Date, upon exchange (including pursuant to Article 7 hereof), redemption, declaration of acceleration or otherwise, and the Issuer irrevocably deposits with the Trustee or the Issuer and Guarantor delivers to the Holders, as applicable, cash and Common Shares, if any, as applicable (solely to satisfy any outstanding Exchange Obligation with respect to the Notes), sufficient to deliver all amounts due and owing on all outstanding Notes (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or exchanged pursuant to Section 3.08 and (y) Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.04(e)), (b) the Issuer pays all other sums payable by it under this Indenture and (c) the Issuer delivers to the Trustee an Officer's Certificate and Opinion of Counsel stating that the conditions precedent therefor have been satisfied, then, this Indenture will cease to be of further effect with respect to the Notes, the Notes will cease to be of further effect and the Trustee will acknowledge the satisfaction and discharge of this Indenture and the Notes; provided, however, that any obligation of the Issuer to the Trustee under Sections 11.06 or 11.07 shall survive after the Notes are paid in full and there are no Notes outstanding.

Section 13.02 Deposited Moneys to Be Held in Trust.  Subject to Section 13.04 hereof, all cash and Common Shares, if any, as applicable, deposited with the Trustee pursuant to Section 13.01 hereof will be held in trust for the sole benefit of the Holders, and such cash and Common Shares, if any, as applicable, will be applied by the Trustee, either directly or through the Paying Agent, to the payment of the obligation for which such cash and Common Shares, if any, as applicable, have been deposited with the Trustee.

Section 13.03 Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all cash and Common Shares, if any, then held by the Paying Agent (if other than the Trustee) shall, upon written request of the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and Common Shares, if any.

Section 13.04 Repayment to the Issuer.  Subject to any applicable unclaimed property law, the Trustee and the Paying Agent, upon receiving a written request from the Issuer, will promptly turn over to the Issuer any cash or Common Shares held for payment on the Notes that remains unclaimed two (2) years after the date on which such payment was due.  After the Trustee and the Paying Agent return such cash and Common Shares, the Trustee and the Paying Agent will have no further liability to any Holder with respect to such cash and Common Shares, and any Holder entitled to the payment of such cash or Common Shares under the Notes or this Indenture must look to the Issuer for payment as general creditor of the Issuer.

Section 13.05 Reinstatement.  If the Trustee or the Paying Agent is unable to apply any cash or Common Shares in accordance with Section 13.02 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or the Paying Agent is permitted to apply all such cash and Common Shares, if any, as applicable, in accordance with Section 13.02 hereof; provided, however, that if the Issuer makes any payment of the principal of, interest (including Additional Interest if any) on, Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price for, Additional Amounts with respect to or cash portion of the Exchange Obligation with respect to, any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from any cash and Common Shares, if any, as applicable, held by the Trustee or Paying Agent.

ARTICLE 14
SUPPLEMENTAL INDENTURES

Section 14.01 Without Consent of Holders.  The Issuer, the Guarantor and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder, including to:

(a) evidence a successor to the Issuer or the Guarantor and the assumption by that successor of the Issuer's obligations or the Guarantor's obligations, as applicable, under the Indenture and under the Notes;

(b) add to the Issuer's covenants for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(c) secure the Issuer's obligations in respect of the Notes;

(d) evidence and provide for the acceptance of the appointment of a successor Trustee in accordance with this Indenture;

(e) cure any ambiguity, omission, inconsistency or correct or supplement any defective provision contained in this Indenture that does not adversely affect the holders of the Notes in any material respect;

(f) add additional guarantees with respect to the Notes;

(g) provide for the exchange of the Notes into Reference Property and effect any other changes to the terms of the Notes required under this Indenture in connection therewith;

(h) make any change that would not reasonably be expected to adversely affect the interests of the Holders (other than those of a Holder that has consented to such change) in the good faith opinion of the Board of Directors;

(i) conform the provisions of this Indenture to the "Description of Notes" section of the Offering Memorandum, as set forth in an Officer's Certificate, to the extent that the Trustee has received an Officer's Certificate stating that any text to be so conformed constitutes an unintended conflict with the corresponding provision in such "Description of Notes" section;

(j) comply with the Applicable Procedures;

(k) increase the Exchange Rate as provided in the Indenture;

(l) provide for the acceptance of appointment by a successor Trustee, Registrar, Paying Agent, Bid Solicitation Agent or Exchange Agent to facilitate the administration of the trusts under this Indenture by more than one Trustee; or

(m) to irrevocably elect a Settlement Method or a Specified Dollar Amount (including a minimum Specified Dollar Amount), or eliminate the Issuer's right to elect a Settlement Method; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to the provisions of Article 7.

Section 14.02 With Consent of Holders.  With the written consent of the Holders of at least a majority in principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes), and, subject to the exceptions provided in Section 9.02(b) hereof, any Default or Event of Default or compliance with any provisions waived with the written consent of the Holders of a majority in principal amount of then outstanding Notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes); provided, however, that, without the consent of each Holder of a then outstanding Note affected, no amendment or supplement to this Indenture or the Notes may:

(a) alter the manner of calculation or rate of accrual of interest on any Note or change the time of payment of any installment of interest (if any) on any Note;

(b) make any of the Notes payable in money or securities other than that stated in the Note;

(c) change the Maturity Date of any Note;

(d) reduce the principal amount, Fundamental Change Repurchase Price, Optional Repurchase Price or Redemption Price with respect to any of the Notes;

(e) make any change that adversely affects the rights of Holders to require the Issuer to repurchase the Notes at the option of the Holders upon a Fundamental Change;

(f) impair the right to institute suit for the enforcement of any payment on or with respect to any Note or with respect to the exchange of any Note;

(g) adversely affect the exchange rights of the Notes, including by modification to any of the notice provisions;

(h) change the percentage in aggregate principal amount of then outstanding Notes necessary to modify or amend the Indenture or to waive any past Default or Event of Default;

(i) change the ranking of the Notes or the Guarantee;

(j) change the Issuer's obligations under Section 4.10;

(k) reduce the amount of Notes whose Holders must consent to an amendment or make any other change in the provisions of this Section 14.02 or in the provisions relating to the waiver of particular past Events of Default or particular covenants, except to provide that any additional provisions may not be modified or waived without the consent of the Holder of a then outstanding Note affected; or

(l) release the Guarantor from, or modify or affect in any manner adverse to the Holders the terms and conditions of, the obligations of the Guarantor under the Guarantee.

It will not be necessary for the consent of the Holders under this Section 14.02 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance of such proposed amendment.

Section 14.03 Notices of Supplemental Indentures.  After an amendment or supplement to this Indenture or the Notes pursuant to this Article 14 becomes effective, the Issuer will deliver to the Holders a notice briefly describing such amendment or supplement to this Indenture.  However, the failure to give such notice to all Holders, or any defect in such notice, will not impair or affect the validity of such amendment or supplement to this Indenture.

Section 14.04 Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 15
GUARANTEE

Section 15.01 Guarantee.  By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Issuer and the issuance of the Notes and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits.  Accordingly, subject to the provisions of this Article 15, the Guarantor hereby fully and unconditionally guarantees as a primary principal obligation and not merely as a surety to the Trustee, each Holder and their successors and assigns that: (x) the principal of (including the Redemption Price, Optional Repurchase Price and Fundamental Change Repurchase Price), Additional Amounts with respect to, Exchange Obligation with respect to, and interest, if any, on the Notes shall be duly and punctually paid in full and/or performed in accordance with the terms of this Indenture when due, whether at the Maturity Date, upon declaration of acceleration, upon redemption, upon required repurchase, upon exchange or otherwise, along with any interest on overdue principal, interest (if any), Additional Amounts and (to the extent permitted by law) interest on any interest on the Notes and (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be duly and punctually paid in full and/or performed in accordance with the terms of this Indenture when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, upon declaration of acceleration, upon redemption, upon required repurchase, upon exchange or otherwise, along with any interest on overdue principal, interest (if any), Additional Amounts and (to the extent permitted by law) interest on any interest, if any, on the Notes.  Furthermore, subject to the provisions of this Article 15, the Guarantor hereby unconditionally guarantees to the Trustee and to each Holder and their respective successors and assigns that (z) all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof, subject, however, in the case of clauses (x), (y) and (z) above, to the limitations set forth in Section 15.03 hereof (the obligations set forth in this Section 15.01 collectively, the "Guarantee Obligations").  The Guarantee constitutes a general unsecured and unsubordinated obligation of the Guarantor.

Subject to the provisions of this Article 15, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.  The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a "Benefited Party") to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Issuer, any Benefited Party, any creditor of the Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party's election, in any proceeding instituted under Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision (including under Canadian or Bermudian law); and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code or any similar provision (including under Canadian or Bermudian law).  The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal (including the Fundamental Change Repurchase Price, Optional Repurchase Price and Redemption Price, if applicable), Additional Amounts, Exchange Obligations and interest on the Notes and all other costs provided for under this Indenture or as provided in Article 11.

The Guarantor as principal obligor and as a separate and independent obligation and liability from its other obligations and liabilities under this Indenture agrees to indemnify and keep indemnified each Holder and the Trustee in full and on demand in respect of the performance and discharge of the Guarantee Obligations (except where the Issuer's failure to perform or discharge the Guarantee Obligations results from such Holder's failure to comply with its obligations under the Indenture or the Trustee's gross negligence or willful misconduct or the Issuer contesting any payment or part of a payment in good faith).

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantor, or any trustee or similar official acting in relation to either the Issuer or the Guarantor, any amount paid by the Issuer or the Guarantor to the Trustee or such Holder, then the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby.  The Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 9 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 9 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

The Issuer and the Guarantor acknowledge that the allotment and issue of Common Shares and the delivery of Common Shares, if any, hereunder (whether upon exchange, under the terms of the Guarantee or otherwise) by the Guarantor (or by the Common Share Depositary at the direction of the Guarantor) be treated as a capital contribution by the Guarantor to the Issuer for the amount of such Common Shares.

Section 15.02 Limitation of Guarantor's Liability; Certain Bankruptcy Events.

(a) The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 15 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(b) The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Code or otherwise.

Section 15.03 Application of Certain Terms and Provisions to the Guarantor.

(a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officer's Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Issuer or the Guarantor, as applicable, were references to the Guarantor.

(b) Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 16.02 hereof as if references therein to the Issuer were references to the Guarantor.

(c) Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 1.02 hereof as if all references therein to the Issuer were references to the Guarantor.

ARTICLE 16
MISCELLANEOUS

Section 16.01 Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or Guarantor.

Section 16.02 Notices.  Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered by email,  in person or mailed by first-class mail addressed as follows:

if to the Issuer:

HIVE Bermuda 2026 Ltd.
3rd Floor - 73 Front Street
Hamilton HM 12
Bermuda

E-mail: darcy@hivedigitaltech.com

with copies to:

HIVE Digital Technologies Ltd.
Attn: Chief Financial Officer
Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3
E-mail: darcy@hivedigitaltech.com

Telephone (604) 664 1078

if to the Trustee:

U.S. Bank Trust Company, National Association
333 Commerce Street, Suite 900

Nashville, Tennessee  37201

Attention: W. Jones (HIVE Bermuda 2026 Ltd. Administrator)
Email: wally.jones@usbank.com

The Issuer, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made upon actual receipt.

The Trustee agrees to accept and act upon electronic or facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Issuer; provided, however, that (i) the Issuer, subsequent to such electronic or facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Issuer.  Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Redemption Notice or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given pursuant to the Applicable Procedures.

Section 16.03 Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 16.04 Governing Law.  THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 16.05 No Recourse against Others.  Except to the extent provided otherwise herein, an incorporator, director, officer, employee, Affiliate or shareholder of the Issuer or the Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Issuer or the Guarantor under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

Section 16.06 Successors.  All the covenants, stipulations, promises and agreements by the Issuer or Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.07 Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  Delivery of an executed counterpart by facsimile or by other electronic means shall be effective as delivery of a manually executed counterpart thereof.

Section 16.08 Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.09 Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 16.10 Severability Clause.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 16.11 Calculations.  Except as otherwise provided herein, the Issuer will be responsible for making all calculations called for under this Indenture and the Notes (including, without limitation, determinations of the Last Reported Sale Prices of the Common Shares, accrued Additional Interest (if any) payable on the Notes, the Trading Price of the Notes (for purposes of determining whether the Notes are exchangeable as described herein), the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, and the Exchange Rate of the Notes).  The Issuer will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders.  The Issuer will provide a schedule of its calculations to each of the Trustee, the Paying Agent, the security registrar and the Exchange Agent (if other than the Trustee), and each of the Trustee, the Paying Agent, the security registrar and Exchange Agent are entitled to rely conclusively upon the accuracy of such calculations without independent verification.  The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.  For the avoidance of doubt, the Trustee, in any of its roles under this Indenture or in any capacity, shall not be responsible or liable for any calculation pursuant to this Indenture or the Notes.

Section 16.12 Waiver of Jury Trial.  EACH OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 16.13 Consent to Jurisdiction.

(a) Each of the Issuer and the Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan.

(b) Each of the Issuer and the Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 16.14 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given.  The obligation of the Issuer and the Guarantor with respect to any sum due from it to the Trustee and the Holders shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first (1st) Business Day following receipt by the Trustee or the Holders of any sum in such other currency, and only to the extent that the Trustee may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to the Trustee or the Holders, the Issuer and the Guarantor, jointly and severally, to the extent permitted by law, agree as a separate obligation and notwithstanding any such judgment, to indemnify the Trustee and such Holders against such loss.  If the United States dollars so purchased are greater than the sum originally due to the Trustee or the Holders, the Trustee and the Holders hereby agrees to pay to the Issuer and/or the Guarantor, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such person.

Section 16.15 Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.16 U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 16.17 Electronic Signatures.  All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative)), in English.  The Issuer and the Guarantor each agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

HIVE BERMUDA 2026 LTD., as Issuer

By:	/s/ Timothy Calveley
Name: Timothy Calveley
Title: Director

HIVE DIGITAL TECHNOLOGIES LTD., as Guarantor

By:	/s/ Darcy Daubaras
Name: Darcy Daubaras
Title: Chief Financial Officer

[Signature Page to the Indenture – Issuer and Guarantor]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

[Signature Page to the Indenture – Issuer and Guarantor]

EXHIBIT A

[FORM OF RESTRICTED SHARE LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND
(2)	AGREES FOR THE BENEFIT OF HIVE BERMUDA 2026 LTD. (THE "ISSUER") THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE (1) YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)	TO THE ISSUER, HIVE DIGITAL TECHNOLOGIES LTD. (THE "PARENT") OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, OR
(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

A-1

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE ISSUER, THE PARENT AND THE TRANSFER AGENT FOR THE PARENT'S COMMON SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

A-2

EXHIBIT B

[FORM OF NOTICE OF TAX REDEMPTION ELECTION]

To: [    ]

The undersigned registered owner of this Note hereby elects to not have this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, be subject to a Tax Redemption, and any Notes representing any principal amount hereof not subject to such Tax Redemption, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If any portion of this Note not subject to such Tax Redemption is to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

The undersigned hereby certifies that it (or if it is acting for the account of one or more persons, that each such person) is not, and has not been, during the ninety (90) days immediately preceding the date hereof, an "affiliate" of the Issuer or of the Guarantor (within the meaning of Rule 144 under the Securities Act of 1933, as amended).

Dated:

Signature(s)
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

B-1

Fill in for registration of Notes to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount not subject to Tax Redemption (if less than all):

$    ,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

B-2